UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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MEDICINOVA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 14, 2007

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of MediciNova, Inc. The meeting will be held on Friday, March 30, 2007, at 9:00 a.m. Pacific Daylight Time at The Northern Trust Tower, 4370 La Jolla Village Drive, Suite 210, San Diego, California 92122.

The formal notice of the Annual Meeting and the Proxy Statement have been made a part of this invitation.

After reading the Proxy Statement, please mark, date, sign and return the enclosed proxy to ensure that your shares will be represented. WE CANNOT ASSURE THAT YOUR SHARES WILL BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY SO THAT IT IS RECEIVED BY MARCH 28, 2007, OR YOU ATTEND THE ANNUAL MEETING IN PERSON. A copy of our 2006 Annual Report is also enclosed. Your vote is important, so please return your proxy promptly.

The Board of Directors and management look forward to seeing you at the meeting.

Sincerely yours,

Yuichi Iwaki, M.D., Ph.D.
Chairman and CEO

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MARCH 30, 2007

To the Stockholders of MediciNova, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of MediciNova, Inc., a Delaware corporation (the “Company”), will be held on Friday, March 30, 2007, at 9:00 a.m. Pacific Daylight Time at The Northern Trust Tower, 4370 La Jolla Village Drive, Suite 210, San Diego, California 92122 for the following purposes:

1. To elect Class III directors to serve until the 2010 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

2. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007;

3. To ratify the adoption of a Rights Agreement implementing a stockholder rights plan;

4. To approve the adoption of an Employee Stock Purchase Plan; and

5. To approve an amendment to the Company’s 2004 Stock Incentive Plan to increase the authorized number of shares of common stock of the Company that may be granted pursuant to the plan.

In accordance with the discretion of the proxy holders, the proxy holders are authorized to vote upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting.

Stockholders of record as of the close of business on February 20, 2007 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the Company’s office, 4350 La Jolla Village Drive, Suite 950, San Diego, California 92122, for ten days prior to the meeting.

It is important that your shares are represented at the Annual Meeting. Even if you plan to attend the meeting in person, we hope that you will mark, sign, date and return the enclosed proxy so that it is received by March 28, 2007. This will not limit your right to attend or vote at the meeting.

Sincerely,

Yuichi Iwaki, M.D., Ph.D.
Chairman and CEO

San Diego, California

March 14, 2007

MEDICINOVA, INC.

4350 LA JOLLA VILLAGE DRIVE, SUITE 950

SAN DIEGO, CALIFORNIA 92122

PROXY STATEMENT

General

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of MediciNova, Inc., a Delaware corporation (hereinafter the “Company,” “we” or “us”), of proxies to be used at the Annual Meeting of Stockholders of the Company to be held on Friday, March 30, 2007, at 9:00 a.m. Pacific Daylight Time at The Northern Trust Tower, 4370 La Jolla Village Drive, Suite 210, San Diego, California 92122 (the “Annual Meeting”) and at any adjournment or postponement thereof.

Who Can Vote

Stockholders of record at the close of business on February 20, 2007, (the “Record Date”), are entitled to vote at the Annual Meeting. As of the close of business on that date, the Company had 11,624,581 shares of common stock, $0.001 par value (the “Common Stock”), outstanding. The presence in person or by proxy of the holders of a majority of the Company’s outstanding Common Stock constitutes a quorum for the transaction of business at the Annual Meeting. Each holder of Common Stock is entitled to one vote for each share held as of the Record Date.

How You Can Vote

You may vote your shares at the Annual Meeting either in person or by proxy. To vote by proxy, you must mark, date, sign and mail the enclosed proxy. Giving a proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote in person. The shares represented by the proxies received in response to this solicitation and not properly revoked will be voted at the Annual Meeting in accordance with the instructions therein. On the matters coming before the Annual Meeting for which a choice has been specified by a stockholder on the proxy card, the shares will be voted accordingly.

If your shares are not held in street name and you return your proxy but do not mark your voting preference, the individuals named as proxies will vote your shares: (i) FOR the election of the two nominees for Class III director listed in this Proxy Statement; (ii) FOR the ratification of the appointment of the Company’s independent registered public accounting firm; (iii) FOR ratification of the adoption of a Rights Agreement implementing a stockholder rights plan; (iv) FOR approval of the adoption of an Employee Stock Purchase Plan; and (v) FOR approval of an amendment to the Company’s 2004 Stock Incentive Plan to increase the authorized number of shares of Common Stock that may be granted pursuant to the plan.

If your shares are held in street name and you return your proxy but do not mark your voting preference, the bank, broker or other nominee has the authority to vote your unvoted shares on “Proposal One: Election of Directors” and “Proposal Two: Ratification of Independent Registered Public Accounting Firm.” If the bank, broker or other nominee does not vote your unvoted shares on these proposals, the shares become “broker non-votes” as to the particular proposals. If your shares are held in street name and you do not mark your voting preference on “Proposal Three: Proposal to Ratify the Adoption of a Rights Agreement,” “Proposal Four: Approval of the MediciNova, Inc. 2007 Employee Stock Purchase Plan,” or “Proposal Five: Approval of Amendment to the MediciNova, Inc. Amended and Restated 2004 Stock Incentive Plan” your shares will not be voted and the shares also become broker non-votes as to the particular proposal.

The effect of broker non-votes on the vote for each proposal is described under “Required Vote.” We encourage you to provide voting instructions. This ensures your shares will be voted at the meeting in the manner you desire.

Revocation of Proxies

Stockholders can revoke their proxies at any time before they are exercised in any of three ways:

•	By voting in person at the Annual Meeting;

•	By submitting written notice of revocation to the Company prior to March 28, 2007; or

•	by submitting another proxy of a later date that is properly executed.

Required Vote

Directors are elected by a plurality vote. The two nominees for Class III director who receive the most votes cast in their favor will be elected to serve as directors. The other proposals submitted for stockholder approval at the Annual Meeting will be decided by the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions with respect to any proposal are treated as shares present or represented and entitled to vote on that proposal and thus have the same effect as negative votes. If a broker which is the record holder of shares indicates on a proxy that it does not have discretionary authority to vote on a particular proposal as to such shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to a particular proposal, these broker non-votes will be counted for quorum purposes but are not deemed to be present or represented for purposes of determining whether stockholder approval of that proposal has been obtained.

This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about March 14, 2007.

IMPORTANT

Please mark, sign and date the enclosed proxy and return it so that it is received by March 28, 2007 so that your shares can be voted, whether or not you intend to be present at the Annual Meeting. This will not limit your rights to attend or to vote in person at the Annual Meeting.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL ONE:

ELECTION OF DIRECTORS

General

The Board, as now authorized, consists of seven members divided into three classes. The Class III members of the Board are scheduled for election at the Annual Meeting. The current Class III directors are Arlene Morris and John K.A. Prendergast; the current Class I directors are Alan Dunton, Jeff Himawan and Hideki Nagao; and the current Class II directors are Yuichi Iwaki and Daniel Vapnek. The Nominating and Corporate Governance Committee of the Board has recommended, and the Board has designated, the two nominees listed below, both of whom are incumbent directors, to be elected as Class III directors at the Annual Meeting. If elected at the Annual Meeting, each Class III director will hold office until the Annual Meeting of Stockholders in 2010 or until their successors have been duly elected and qualified. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for any nominee designated by the Board, taking into account a recommendation by the Nominating and Corporate Governance Committee, if any, to fill the vacancy.

Biographical information as of the Annual Meeting, concerning each of the director nominees, is set forth below.

Name	Served as Director Since	Age	Principal Business Experience
Arlene Morris	2006	55	Arlene Morris has served as a director of MediciNova since May 2006. Ms. Morris brings significant expertise in the establishment of strategic partnerships, marketing and operations to MediciNova. She was appointed President and CEO of Affymax, Inc. in June 2003 and was elected to the Affymax Board at the time. From 2001 to 2003, Ms. Morris served as the President and CEO of Clearview Projects. Prior to that, Ms. Morris served from 1996 to 2001 as the Senior Vice President, Business Development for Coulter Pharmaceutical. Prior to that, Ms. Morris was the Vice President of Business Development at Scios Inc. from 1993 to 1996, where she completed several high profile transactions including one of the first biotech profit-sharing deals for a late-stage product. From 1977 through 1993, Ms. Morris held various management and executive positions at Johnson & Johnson in sales, marketing, new product development and business development, holding the position of Vice President of Business Development and serving as a member of the Management Board for McNeil Pharmaceutical from 1988 to 1993. She received her B.A. degree in Biology and Chemistry from Carlow College and studied marketing at Western New England College. Ms. Morris is also on the Board of BIO, the Biotechnology Industry Organization.

John K.A. Prendergast, Ph.D.	2004	53

John K.A. Prendergast has served as a director of MediciNova since September 2004. Since 1993, he has served as President of SummerCloud Bay Inc., an independent consulting firm providing services to the biotechnology industry. Dr. Prendergast is a co-founder and director of Avigen, Inc., a

Nasdaq listed company, where currently he is chairman of the

Name	Served as Director Since	Age	Principal Business Experience
audit, governance and compensation committees. Dr. Prendergast is a co-founder and currently chairman of the board of directors of Palatin Technologies, Inc., whose shares trade on the American Stock Exchange, and AVAX Technologies, Inc., an over-the-counter traded company, and is currently serving as the executive chairman of the board of directors of Antyra, Inc., a privately held biopharmaceutical company. Dr. Prendergast received B.Sc., M.Sc. and Ph.D. degrees from the University of New South Wales, Sydney, Australia and a C.S.S. in Administration and Management from Harvard University.

The Board recommends a vote “FOR” election as director each of the Class III nominees set forth above.

Biographical information concerning the Class I directors as of the Annual Meeting, who will serve until the 2008 Annual Meeting of the Stockholders, is set forth below.

Name	Served as Director Since	Age	Principal Business Experience
Alan Dunton, M.D.	2006	52	Alan Dunton has served as a director of MediciNova since May 2006. Dr. Dunton is a recognized expert in prescription drug development and clinical research. His twenty years of experience are marked by the development and approval of the prescription drugs Levaquin ® (antibiotic), TOPAMAX ® (migraine), Reminyl ® (Alzheimer’s disease), Regranex ® (diabetic foot ulcers), Risperdal ® (antipsychotic) as well as the successful OTC product Aleve ® (arthritis). Dr. Dunton became CEO of Panacos Pharmaceuticals, Inc. in January 2007. Prior to that time, Dr. Dunton was President and CEO of Metaphore Pharmaceuticals from February 2003 until Metaphore merged with ActivBiotics in December 2005. Before joining Metaphore, Dr. Dunton was the President and Managing Director of the Janssen Research Foundation, a Johnson & Johnson company. In this capacity, he was responsible for the research and development of new prescription drug products marketed by the Johnson & Johnson family of companies worldwide. He was a member of the Group Operating Committee of the J&J Pharmaceutical Group, a member of the Board of Janssen Pharmaceutica, N.V. and Chairman of Janssen-Cilag, International. His experiences also include positions with Roche, CIBA-GEIGY (now Novartis) and Syntex (now Roche). Dr. Dunton also developed and implemented an Ethical Code for the Conduct of Clinical Research and was a recipient of the prestigious Nellie Westerman Prize from the American Federation of Clinical Research for his work in medical ethics. Dr. Dunton received his M.D. degree from New York University School of Medicine and completed his post-graduate training in

Name	Served as Director Since	Age	Principal Business Experience
			Internal Medicine at the New York University Medical Center/Bellevue Hospital VA Medical Center and in Clinical Pharmacology at Cornell University Medical College/New York Hospital.

Jeff Himawan, Ph.D.	2006	41	Jeff Himawan became a director of MediciNova in January 2006. Dr. Himawan is a Managing Director of Essex Woodlands Health Ventures, which he joined in 2001. Essex Woodland Health Ventures and its affiliates own approximately 10.2% of our outstanding Common Stock. Prior to joining Essex Woodlands Health Ventures, Dr. Himawan was Managing Director and Co-founder of Seed-One Ventures, where he managed the early corporate development of Elusys Therapeutics and Sensatex. Prior to Seed-One, he was a scientist in academic and industrial settings. Dr. Himawan holds a B.S. in biology from the Massachusetts Institute of Technology and a Ph.D. in biological chemistry and molecular pharmacology from Harvard University.

Hideki Nagao	2004	50	Hideki Nagao has served as a director of MediciNova since September 2004. Since 1980, he has been employed by the Development Bank of Japan. Mr. Nagao is currently Director General, Department for Technology and Growth Business at the Development Bank of Japan. He graduated from the Faculty of Law of Tokyo University.

Biographical information concerning the Class II directors as of the Annual Meeting, who will serve until the 2009 Annual Meeting of Stockholders, is set forth below.

Name	Served as Director Since	Age	Principal Business Experience
Yuichi Iwaki, M.D., Ph.D.	2000	57	Yuichi Iwaki is a founder of MediciNova and has served as the chairman of our Board since our inception in September 2000, becoming Executive Chairman in July 2005, Acting Chief Executive Officer as of September 30, 2005 and Chief Executive Officer as of March 15, 2006. Dr. Iwaki holds three professorships at the University of Southern California School of Medicine in the Departments of Urology, Surgery and Pathology and has been Director of the Transplantation Immunology and Immunogenetic Laboratory since 1992. He is also a visiting professor at the Nihon University School of Medicine, and Kyushu University. Prior to joining the faculty at the University of Southern California School of Medicine, Dr. Iwaki held professorships at the University of Pittsburgh School of Medicine in the departments of Surgery and Pathology from 1989 through 1991. He received both his M.D. and Ph.D. degrees from Sapporo Medical School in Sapporo, Japan. Dr. Iwaki is the author of 200 peer-reviewed publications and more than 40 book chapters. He has been advising pharmaceutical companies and venture capital funds regarding research and investment

Name	Served as Director Since	Age	Principal Business Experience
			strategies for over 20 years and is a board member of several biotechnology companies, including Avigen, Inc., a Nasdaq listed biotechnology company.

Daniel Vapnek, Ph.D.	2004	68	Daniel Vapnek has served as a director of MediciNova since September 2004. Dr. Vapnek is currently an adjunct professor at the University of California, Santa Barbara. From 1981 through 1999, Dr. Vapnek held various senior research positions at Amgen Inc., a biopharmaceutical company, including Senior Vice President, Research from 1988 to 1996 and Senior Consultant from 1996 to 1999. From February 1994 to May 2001, Dr. Vapnek was a member of the board of directors of Ciphergen, a Nasdaq listed biotechnology company. From October 2000 to November 2004, Dr. Vapnek served on the board of directors of Protein Pathways, a privately held biotechnology company, and served as chairman of the board and CEO from January 2002 to November 2004. Since March 2001, Dr. Vapnek has served on the board of directors of BioArray Solutions, Inc., a privately held molecular diagnostics company which Dr. Vapnek co-founded in 1996. Since February 2002, he has served on the board of directors of Avigen, Inc., a Nasdaq listed biotechnology company, and is a member of Avigen’s governance and compensation committees. Dr. Vapnek received a Ph.D. in Microbiology and a B.S. in Zoology from the University of Miami.

CORPORATE GOVERNANCE

Director Independence

The Board believes that a majority of the Board members should be independent directors. The Board also believes that it is useful and appropriate to have one or more members of management, including the Chief Executive Officer, as directors. The Board has determined that Dr. Dunton, Ms. Morris, Mr. Nagao, Dr. Prendergast and Dr. Vapnek is each an independent director as defined by the listing standards of the Nasdaq Marketplace Rules (the “Nasdaq Rules”) and the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).

Nominations For Directors

The Board nominates directors for election at each annual meeting of stockholders and elects new directors to fill vacancies when they arise. The Nominating and Corporate Governance Committee has the responsibility to identify, evaluate, recruit and recommend qualified candidates to the Board for nomination or election.

The Board has as an objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives and skills. The Nominating and Corporate Governance Committee will select candidates for director based on their character, judgment, diversity of experience, business acumen and ability to act on behalf of all stockholders. The Nominating and Corporate Governance Committee believes that nominees for director should have experience, such as experience in management or accounting and finance, or industry and technology knowledge, that may be useful to the Company and the Board, high personal and professional ethics, and the willingness and ability to devote sufficient time to effectively carry out his or her duties as a director. The Nominating and Corporate Governance Committee believes it appropriate for a majority of the members of the Board to meet the definition of “independent director” under the Nasdaq Rules. The Nominating and Corporate Governance Committee also believes it appropriate for certain key members of the Company’s management to participate as members of the Board.

Prior to each annual meeting of stockholders, the Nominating and Corporate Governance Committee identifies nominees first by evaluating the current directors whose term will expire at the annual meeting and who are willing to continue in service. These candidates are evaluated based on the criteria described above, including as demonstrated by the candidate’s prior service as a director, and the needs of the Board with respect to the particular talents and experience of its directors. In the event that a director does not wish to continue in service, the Nominating and Corporate Governance Committee determines not to re-nominate a director, or a vacancy is created on the Board as a result of a resignation, an increase in the size of the board or other event, the Nominating and Corporate Governance Committee will consider various candidates for Board membership, including those suggested by the Nominating and Corporate Governance Committee members, by other Board members, by any executive search firm engaged by the Nominating and Corporate Governance Committee and by stockholders. A stockholder who wishes to suggest a prospective nominee for the Board should notify any member of the Nominating and Corporate Governance Committee in writing with any supporting material the stockholder considers appropriate. Once a slate of candidates is chosen by the Nominating and Corporate Governance Committee, the Nominating and Corporate Governance Committee recommends the candidates to the entire Board, and the Board then determines whether to recommend the slate to the stockholders.

In addition, the Company’s bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board at the Company’s annual meeting of stockholders. In order to nominate a candidate for director, a stockholder must give timely notice in writing to the Company and otherwise comply with the provisions of the Company’s bylaws. Information required by the Company’s bylaws to be in the notice include: the name, contact information and share ownership information for the candidate and the person making the nomination and other information about the nominee that must be disclosed in proxy solicitations under Section 14 of the Securities Exchange Act of 1934 and the related rules and regulations under that Section. The Nominating and Corporate Governance Committee may also require any proposed nominee to furnish such other information as may reasonably be required by the Nominating and Corporate Governance Committee to determine the eligibility of such proposed nominee to serve as director of the Company. The recommendation should be sent to: MediciNova, Inc., Nominating and Corporate Governance Committee, 4350 La Jolla Village Drive, Suite 950, San Diego, California 92122. You can obtain a copy of the Company’s bylaws by writing to the Company at this address.

Stockholder Communications

If you wish to communicate with the Board, you may send your communication in writing to: Yuichi Iwaki, M.D., Ph.D., Chairman and CEO, MediciNova, Inc., 4350 La Jolla Village Drive, Suite 950, San Diego, California 92122. You must include your name and address in the written communication and indicate whether you are a stockholder of the Company. Dr. Iwaki will review any communication received from a stockholder, and all material communications from stockholders will be forwarded to the appropriate director or directors or committee of the Board based on the subject matter.

Code of Ethics

We have adopted a Code of Ethics for our Chief Executive Officer, President, Chief Financial Officer and key management employees (including other senior financial officers) who have been identified by the Board. We have also adopted a Code of Business Conduct that applies to all of our employees, consultants, representatives, officers and directors. Each of the Code of Ethics and Code of Business Conduct may be found on our website at www.medicinova.com. We will post (i) any waiver, if and when granted, to any provision of the Code of Ethics or Code of Business Conduct (for executive officers or directors) and (ii) any amendment to the Code of Ethics or Code of Business Conduct on our website.

MEETINGS AND COMMITTEES OF THE BOARD

Board Meetings and Committees

The Board held eight meetings during the year ended December 31, 2006. All directors attended at least 75% of the aggregate number of meetings of the Board and of the committees on which such directors serve. The Company encourages, but does not require, its directors to attend the annual meetings of stockholders. All of the Company’s directors attended the Company’s 2006 Annual Meeting of Stockholders.

Independent Directors and Audit Committee

The members of the Audit Committee each meet the independence standards established by the SEC for audit committees. Although each member of the Audit Committee has been selected by the Board based on its determination that the Audit Committee members are fully qualified to monitor the performance of management, the public disclosures by the Company of its financial condition and results of operations, its internal controls over financial reporting and the performance of its independent auditors, as well as to analyze and evaluate its financial statements, the Board has determined that none of the members of the Audit Committee meets all of the criteria set forth in the SEC rules to qualify as an “audit committee financial expert.” The Board has determined that it is appropriate for the Audit Committee not to have an “audit committee financial expert” at this time because the Company’s financial statements are not overly complex, given the current stage of its development, and because the Company does not currently have any meaningful revenue. However, we believe that Dr. Prendergast, Chairman of the Company’s Audit Committee, does fulfill the requirements of Nasdaq Rule 4350(d), which requires at least one Audit Committee member have past employment experience in finance or accounting that results in the individual’s financial sophistication.

Board Committees and Charters

The Board has three standing committees which were formed in September 2004 in anticipation of our initial public offering: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The Board appoints the members and chairpersons of these committees. Each member of these committees is an independent director in accordance with the Nasdaq Rules and the rules and regulations of the SEC. Each committee has a written charter approved by the Board. Copies of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee Charters are available on the Company’s website at www.medicinova.com. The members of each committee, the number of meetings held during the last fiscal year, and the functions of each committee are set forth below:

Audit Committee

Members:	Dr. Prendergast (Chairman) Dr. Dunton Mr. Nagao Dr. Vapnek

Number of Meetings:	Eight

Functions:	The Audit Committee assists the Board in fulfilling its legal and fiduciary obligations in matters involving the Company’s accounting, auditing, financial reporting, internal control and legal compliance functions by approving the services performed by the Company’s independent registered public accounting firm and reviewing its reports regarding the Company’s accounting practices and systems of internal accounting controls. The Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm and for ensuring that such firm is independent of management.

Compensation Committee

Members:	Dr. Prendergast (Chairman) Ms. Morris Mr. Nagao Dr. Vapnek

Number of Meetings:	Five

Functions:	The Compensation Committee determines the Company’s general compensation policies and practices. The Compensation Committee reviews and approves compensation packages for the Company’s officers and, based upon such review, recommends overall compensation packages for the officers to the Board. The Compensation Committee also reviews and determines equity-based compensation for the Company’s directors, officers, employees and consultants and administers the Company’s stock option and Employee Stock Purchase plans.

Nominating and Corporate Governance Committee

Members:	Dr. Prendergast (Chairman) Dr. Dunton Ms. Morris Mr. Nagao Dr. Vapnek

Number of Meetings:	One

Functions:	The Nominating and Corporate Governance Committee is responsible for making recommendations to the Board regarding candidates for directorships and the size and composition of the Board and for overseeing the Company’s corporate governance guidelines and reporting and making recommendations to the Board concerning corporate governance matters.

Compensation Committee Interlocks and Insider Participation

Drs. Prendergast and Vapnek and Mr. Nagao have served as members of the Compensation Committee since the IPO. Ms. Morris has served as members of the Compensation Committee since her election to the Board in 2006. None of the members of the Compensation Committee at any time has been one of our officers or employees. No interlocking relationship exists, or has existed in the past, between the Board or Compensation Committee and the board of directors or compensation committee of any other entity.

Certain Relationships and Related Transactions

We have entered into indemnification agreements with each of our executive officers and directors. In addition, our executive officers and directors are indemnified under Delaware General Corporation Law and our Bylaws to the fullest extent permitted under Delaware law.

Our director, Dr. Jeff Himawan, is a Managing Director of Essex Woodland Health Ventures Fund VI, L.P., which beneficially owns 10.2% of our outstanding common stock as of February 1, 2007.

Our Board approved an arrangement in September 2001 to engage Dr. Yuichi Iwaki, Chairman of the Board, as a consultant in connection with financing transactions and business development activities. In November 2003, we amended the arrangement and in November 2004, we further amended the arrangement pursuant to a consulting agreement. Pursuant to such arrangement, Dr. Iwaki was paid $20,000 per month plus other cash or stock compensation, if any, as the Board of Directors deems appropriate for his services rendered. In January 2006, we increased Dr. Iwaki’s consulting fee to $29,167 based on the findings of an independent study covering executive compensation. Compensation earned by Dr. Iwaki during the years ended December 31, 2006, 2005 and 2004 were $500,000, $320,000 and $360,000 respectively.

On July 19, 2005, the Board appointed Dr. Iwaki as our Executive Chairman and on September 30, 2005, the Board named him as our Acting Chief Executive Officer and Acting Chief Financial Officer. On March 15, 2006, Dr. Iwaki was appointed to the office of President and Chief Executive Officer. On November 8, 2006, Dr. Iwaki’s services as Acting Chief Financial Officer were no longer required as the Board appointed Shintaro Asako (previously our Vice President, Accounting and Administration) to the office of Vice President and Chief Financial Officer. Effective January 1, 2007, Dr. Iwaki became our full-time employee.

EXECUTIVE OFFICERS

The following is a brief description of the present and past business experience of each of our executive officers who is not also currently serving as a director or being nominated to serve as a director.

Name	Position	Age	Principal Business Experience
Shintaro Asako, CPA	Chief Financial Officer	32	Shintaro Asako was appointed as our Chief Financial Officer in November 2006. Mr. Asako served as our Vice President, Accounting and Administration from November 2005 to November 2006. Mr. Asako served as our Vice President, Accounting and Financial Reporting from July 2005 to October 2005. From October 2004 to July 2005, Mr. Asako was an audit senior manager at KPMG LLP, where he provided a variety of audit and business consulting services to multinational clients and industries including pharmaceutical, manufacturing, distribution and freight-forwarding and transportation. Mr. Asako was also responsible for the development and expansion of KPMG’s Japanese practice in the Orange County and San Diego areas. Prior to becoming audit senior manager, Mr. Asako held the positions of supervisory senior auditor from June 2002 to March 2003 and audit manager from April 2003 to September 2004. Before joining KPMG, he spent four years with Arthur Andersen LLP providing audit and tax advisory services. Mr. Asako is a graduate of the Leventhal School of Accounting at the University of Southern California. Mr. Asako is a certified public accountant of the state of California and a member of the American Institute of Certified Public Accountants.

Richard E. Gammans, Ph.D.	Chief Development Officer	57

Richard E. Gammans served as our Executive Vice President, Clinical Research from June 2004, when he joined MediciNova, to May 2005, when he was promoted to Chief Development Officer. From June 2000 to June 2004, he was Executive Vice President, Research and Development at Incara Pharmaceuticals, a public biopharmaceutical company where he was the executive officer responsible for research, development and regulatory affairs, a member of the corporate controls committee and the executive financing and business development team. From March 1994 to May 2000 he was Senior Vice President, Clinical Research at Interneuron Pharmaceuticals, where he directed the company’s clinical development programs in stroke and anxiety disorders. Prior to joining Interneuron, Dr. Gammans spent 14 years at Bristol-Myers Squibb, where he began as a Senior Scientist and progressed through a series of increasingly more senior positions in toxicology, clinical pharmacology and clinical research

Name	Position	Age	Principal Business Experience

			and responsibility as Global Project Director for the anti-depressant, Serzone. Dr. Gammans received M.S. and Ph.D. degrees from the University of Georgia School of Pharmacy and holds an M.S. in Management from Purdue University.

Kenneth W. Locke, Ph.D.	Chief Business Officer	50

Kenneth W. Locke has worked for MediciNova since inception in 2000 in the capacities of Vice President, Research; Senior Vice President, Development Operations & Drug Discovery; and became Senior Vice President, Portfolio Management in June 2004. Dr. Locke was promoted to Chief Business Officer in November 2005. Dr. Locke was formerly Vice President of Research at Tanabe Research Laboratories U.S.A., Inc. where he worked since May 2000. Prior to joining Tanabe Research Laboratories, Dr. Locke served as Executive Director, Pre-clinical Development at Interneuron Pharmaceuticals, Inc. He joined Interneuron in 1989 as Manager, Behavioral Neuroscience, taking on positions of increasing responsibility over the next 11 years. Earlier in his career, Dr. Locke headed Hoechst-Roussel Pharmaceuticals’ laboratories for analgesics and anti-inflammatory research as well as Alzheimer’s disease. Dr. Locke earned an M.S. and Ph.D. in Pharmacology from Emory University School of Medicine.

Masatsune Okajima	Vice President and Head of Japanese Office	39	Masatsune Okajima was appointed as our Vice President and Head of Japanese Office in September 2006. Since 2002, he has served as Deputy General Manager, Daiwa Securities SMBC Co., Ltd. From 1999 through 2002, Mr. Okajima served as Manager, Daiwa Securities SB Capital Markets Co., Ltd. (currently Daiwa Securities SMBC Co., Ltd.). From 1996 to 1999, Mr. Okajima served as Manager, Sumitomo Capital Securities Co., Ltd. and between 1991 and 1996 Mr. Okajima served in various positions at Sumitomo Bank, Ltd. (currently Mitsui Sumitomo Bank). Mr. Okajima graduated with a B.S. Degree from the Department of Science and Technology, Tokyo Science University.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program

The Compensation Committee consists of four independent directors. The Compensation Committee is responsible for developing and monitoring compensation arrangements for the executive officers of the Company, administering the Company’s stock option plans and other compensation plans and performing other activities and functions related to executive compensation as may be assigned from time to time by the Board. The performance criteria for the Chief Executive Officer (the “CEO”) were developed and evaluated by the Compensation Committee and the performance criteria for the other executive officers for fiscal 2006 were developed and monitored by the CEO in consultation with the Compensation Committee.

Compensation Philosophy and Objectives

The Compensation Committee believes that compensation of the Company’s executive officers should encourage creation of stockholder value and achievement of strategic corporate objectives. It is the Compensation Committee’s philosophy to align the interests of the Company’s stockholders and management by integrating compensation with the Company’s annual and long-term corporate strategic and financial objectives. In order to attract and retain the most qualified personnel, the Company intends to offer a total compensation package competitive with companies in the bio-pharmaceutical industries, taking into account relative company size, performance and geographic location as well as individual responsibilities and performance. The components of executive officer compensation consist of base salary, bonus and stock options, which are discussed separately below.

The Company generally intends to qualify executive compensation for deductibility without limitation under Section 162(m) of the Internal Revenue Code. Section 162(m) provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to a covered employee of a publicly-held corporation (other than certain exempt performance-based compensation) is limited to no more than $1.0 million per year. The Company does not expect that the non-exempt compensation to be paid to any of its executive officers for fiscal 2007 as calculated for purposes of Section 162(m) will exceed the $1.0 million limit.

Executive Officer Base Salary

The Compensation Committee reviews salaries recommended by the CEO for executive officers other than the CEO, and based upon such review approves salaries and bonus payments for such executive officers. The Compensation Committee sets the salary level of each executive officer on a case by case basis, taking into account the individual’s level of responsibilities and performance. The Compensation Committee also considers market information and the base salaries and other incentive compensation paid to executive officers of other similarly sized companies within the Company’s industry.

Executive Officer Bonuses

The Compensation Committee believes that a portion of executive officer compensation should be contingent upon the Company’s performance and an individual’s contribution to the Company’s success in meeting corporate and financial objectives. Bonuses paid during fiscal 2006 were determined on a case-by-case basis. For officers other than the CEO, the Compensation Committee evaluated each executive officer with the CEO to determine the bonus for the fiscal year, which was based on individual and corporate performance criteria, taking into account economic and industry conditions. The Compensation Committee approved the executive officer bonuses in each instance.

Stock Option Grants

The Compensation Committee administers the Company’s 2004 Stock Incentive Plan for executive officers, employees, consultants and outside directors, under which it grants options to purchase Common Stock with an exercise price equal to the fair market value of a share of the Common Stock on the date of grant. The Compensation Committee believes that providing executive officers who have responsibility for the management and growth of the Company with an opportunity to increase their ownership of Company stock better aligns the interests of the Company’s executive officers with those of its stockholders and promotes retention of key personnel, which is also in the best interest of the stockholders. Accordingly, the Compensation Committee, when reviewing executive officer compensation, also considers stock option grants as appropriate. At its discretion, the Compensation Committee may also grant options based on individual and corporate achievements from time to time. Grants made to the CEO and other executive officers of the Company are approved by the Compensation Committee and then, in certain cases recommended for approval by the Compensation Committee to the entire Board. The Compensation Committee determines the number of shares underlying each stock option grant based upon the executive officer’s and the Company’s performance, the executive officer’s role and responsibilities within the Company, the executive officer’s base salary and comparisons with comparable awards to and target equity participation for individuals in similar positions in the industry.

Chief Executive Officer Compensation

The Compensation Committee determines the compensation (including bonus and option grants, if any) of the CEO using the same criteria as for the other executive officers.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

John K.A. Prendergast (Chairman)

Arlene Morris

Hideki Nagao

Daniel Vapnek

SUMMARY COMPENSATION TABLE

The following table summarizes all compensation for all services rendered in all capacities to us during the fiscal year ended December 31, 2006 earned by each person who served as our CEO, Chief Financial Officer, and by our three other most highly compensated executive officers, which we refer to collectively as the named executive officers, whose total annual salary and bonus exceeded $100,000.

Name and Position	Year	Salary $		Bonus $	Stock Awards $	Option Awards $		Non-Equity Incentive Plan Compensation $	Change in Pension Value and Nonqualified Deferred Compensation Earnings $	All Other Compensation $		Total $
Yuichi Iwaki, M.D., Ph.D Executive Chairman of the Board, President and Chief Executive Officer (9)	2006	350,000	(1)	150,000	—	2,590,882	(8)	—	—	—		3,090,882
Shintaro Asako, CPA Chief Financial Officer (10)	2006	173,333	(4)	73,000	—	911,283	(8)	—	—	31,783	(5)	1,189,399
Richard E. Gammans, Ph.D. Chief Development Officer (11)	2006	280,000		84,000	—	1,367,044	(8)	—	—	102,118	(2)	1,833,162
Kenneth W. Locke, Ph.D. Chief Business Officer (12)	2006	245,000		73,000	—	1,173,364	(8)	—	—	31,366	(3)	1,522,730
Masatsune Okajima Vice President and Head of Japanese Office (13)	2006	73,333	(7)	60,000	—	1,068,783	(8)	—	—	5,000	(6)	1,207,116

(1)	Represents amount paid pursuant to a consulting agreement.
(2)	Includes long term disability paid by us ($1,176), matching contributions made to the 401K ($13,263), health insurance premiums paid by us ($21,695) and a housing allowance ($65,984, gross-up).
(3)	Includes long term disability paid by us ($1,176), health insurance premiums paid by us ($16,990) and matching contributions made to the 401K ($13,200).
(4)	In November 2006, Mr. Asako was appointed VP and Chief Financial Officer with a base salary of $225,000. Prior to his promotion, Mr. Asako was VP, Accounting & Administration with a base salary of $160,000.
(5)	Includes long term disability paid by us ($931), health insurance premiums paid by us ($15,374), matching contributions made to the 401K ($6,193) and a housing allowance ($9,285, gross-up).
(6)	Includes a Japanese benefits adjustment as stipulated in Mr. Okajima’s employment agreement.
(7)	Employment began on September 1, 2006 with base pay of $220,000. The amount represented is prorated.
(8)	Refer to Note 1, “Stock Based Compensation,” in the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for the relevant assumptions used to determine the valuation of our awards.
(9)	Dr. Iwaki is being paid salary at the annual rate of $452,000 in 2007.
(10)	Mr. Asako is being paid salary at the annual rate of $230,000 in 2007.
(11)	Dr. Gammans is being paid salary at the annual rate of $297,000 in 2007.
(12)	Dr. Locke is being paid salary at the annual rate of $260,000 in 2007.
(13)	Mr. Okajima is being paid salary at the annual rate of $235,000 in 2007.

Consulting and Employment Agreements

Consulting Arrangement with Yuichi Iwaki, M.D., Ph.D.

Our Board approved an arrangement in September 2001 to engage Dr. Yuichi Iwaki, our Executive Chairman of the Board, as a consultant in connection with financing transactions and business development activities. In November 2003, we amended the arrangement and in November 2004, we further amended the arrangement pursuant to a consulting agreement dated as of November 22, 2004. Pursuant to such consulting agreement, we paid Dr. Iwaki $20,000 per month plus other cash or stock compensation, if any, as the Board deemed appropriate for his services rendered. While the consulting arrangement was not amended at the time Dr. Iwaki undertook duties as Acting Chief Executive Officer on September 30, 2005, or as Chief Executive Officer on March 15, 2006, the Board increased this compensation to the annual rate of $350,000 effective January 1, 2006. Dr. Iwaki became an employee effective January 1, 2007 and we anticipate entering into an employment agreement consistent in form with those we have with other executive officers.

Employment Agreement with Shintaro Asako, CPA

We entered into an Employment Agreement effective July 18, 2005 with Shintaro Asako, CPA, our Chief Financial Officer. Mr. Asako was promoted to Chief Financial Officer in November 2006. Prior to that he served as our Vice President, Accounting and Administration. Pursuant to the agreement, Mr. Asako is required to exercise his specialized expertise, independent judgment and discretion to provide us with high quality services and may not engage in any outside activities that compete in any way with our business. The agreement provides for an annual salary at the rate of $150,000, which amount was increased by the Board to $160,000 for 2006 and was increased again by the Board to $225,000 upon his appointment as Chief Financial Officer. Mr. Asako is an “at will” employee, but both he and MediciNova are required to give three months’ written notice to terminate the agreement. However, in lieu of the three months’ notice, we may provide Mr. Asako with an amount equal to 50% of his annual base salary.

The agreement also provides that if Mr. Asako’s employment is terminated, we have the option to engage him as a consultant on a quarterly basis. Compensation for each quarter of consulting services would be equal to 15% of Mr. Asako’s annual base salary.

The agreement provides that Mr. Asako may not disclose our confidential and proprietary information and must assign to us any inventions or other proprietary information discovered during his employment with us.

Employment Agreement with Richard E. Gammans, Ph.D.

On June 14, 2004, we entered into an employment agreement with Richard E. Gammans, our Chief Development Officer. Dr. Gammans was promoted to Chief Development Officer in May 2005. Prior to that he served as Executive Vice President, Clinical Research. Pursuant to the agreement, Dr. Gammans is required to devote his entire business time, attention, energies, skills, learning and best efforts to further our interests and may not engage in any outside activities that compete in any way with our business. Dr. Gammans is an “at will” employee, but both he and MediciNova are required to give three months’ written notice to terminate the agreement. However, in lieu of the three months’ written notice, we may provide Dr. Gammans with an amount equal to 75% of his annual base salary.

The agreement provides that Dr. Gammans’ annual base salary will be $239,000, which amount was increased by our Board to $280,000 for 2006. Such base salary may be adjusted each year by an amount mutually agreed upon by our Board and Dr. Gammans. In addition, Dr. Gammans may receive incentive bonuses at the discretion of our Board. The agreement also provides that if Dr. Gammans’ employment is terminated, we have the option to engage Dr. Gammans as a consultant on a quarterly basis. Compensation for each quarter of consulting services would be equal to 15% of Dr. Gammans’ annual base salary.

The agreement provides that Dr. Gammans may not disclose our confidential and proprietary information and must assign to us any inventions or other proprietary information discovered during his employment with us.

Employment Agreement with Kenneth W. Locke, Ph.D.

On September 26, 2000, we entered into an employment agreement with Kenneth W. Locke, our Chief Business Officer. Dr. Locke was promoted to Chief Business Officer in November 2005. On June 1, 2004, Dr. Locke was appointed Senior Vice President, Portfolio Management. A letter dated July 30, 2003 from us to Dr. Locke sets forth a new title and an increase in salary. Pursuant to the agreement, Dr. Locke is required to devote his entire business time, attention, energies, skills, learning and best efforts to further our interests and may not engage in any outside activities that compete in any way with our business. Dr. Locke is an “at will” employee, but both he and MediciNova are required to give six months’ written notice to terminate the agreement. However, in lieu of the six months’ notice, we may provide Dr. Locke with an amount equal to 50% of his annual base salary.

The July 30, 2003 letter provides that Dr. Locke’s annual base salary shall be $210,000, which amount was increased by our Board to $245,000 for 2006. Such base salary may be adjusted each year by an amount mutually agreed upon by our Board and Dr. Locke. In addition, Dr. Locke may receive incentive bonuses at the discretion of our Compensation Committee. The agreement also provides that if Dr. Locke’s employment is terminated, we have the option to engage Dr. Locke as a consultant on a quarterly basis. Compensation for each quarter of consulting services would be equal to 15% of Dr. Locke’s annual base salary.

The agreement provides that Dr. Locke may not disclose our confidential and proprietary information and must assign to us any inventions or other proprietary information discovered during his employment with us.

Employment Agreement with Masatsune Okajima

On September 1, 2006, we entered into an employment agreement with Masatsune Okajima, our Vice President, Head of Japanese Office. Pursuant to the agreement, Mr. Okajima is required to devote his entire business time, attention, energies, skills, learning and best efforts to further our interests and may not engage in any outside activities that compete in any way with our business. Mr. Okajima is an “at will” employee, but per Japanese law, the Company will provide at least 30 days’ prior dismissal notice or 30 days’ pay in lieu thereof or a combination of such notice and pay requirements. In the event of termination of Mr. Okajima’s at-will employment by the Company, but in the circumstance of a “not-for-cause” termination, we will provide six months of severance to Mr. Okajima. Mr. Okajima receives a benefits adjustment for $15,000 each year, equally divided monthly. We contribute 50% of the premium costs for certain insurance, unemployment, pension and welfare programs as required by Japanese law.

The agreement provides that Mr. Okajima’s annual base salary will be $220,000. In addition, Mr. Okajima may receive incentive bonuses at the discretion of our Board. The agreement also provides that Mr. Okajima may not disclose our confidential and proprietary information and must assign to us any inventions or other proprietary information discovered during his employment with us.

GRANTS OF PLAN BASED AWARDS

Name and Position	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units # (1)	All Other Option Awards: Number of Securities Underlying Options #		Exercise or Base Price of Option Awards $/Sh.		Grant Date Fair Value of Option Awards (2)
		Threshold	Target	Maximum	Threshold	Target	Maximum
		$	$	$	$	$	$
Yuichi Iwaki, M.D., Ph.D.	1/4/2006	—	—	—	—	—	—	—	40,000		11.60	(3)	304,000
	5/11/2006	—	—	—	—	—	—	—	1,000		13.40	(3)	8,800
	7/9/2006	—	—	—	—	—	—	—	20,000		11.50	(3)	152,000
	11/12/2006	—	—	—	—	—	—	—	333,503		9.73	(3)	2,126,082
Shintaro Asako, CPA	1/4/2006	—	—	—	—	—	—	—	15,000		11.60	(3)	114,000
	11/12/2006	—	—	—	—	—	—	—	125,064		9.73	(3)	797,283
Richard E. Gammans, Ph.D.	1/4/2006	—	—	—	—	—	—	—	40,000		11.60	(3)	304,000
	11/12/2006	—	—	—	—	—	—	—	166,752		9.73	(3)	1,063,044
Kenneth W. Locke, Ph.D.	1/4/2006	—	—	—	—	—	—	—	32,000		11.60	(3)	243,200
	11/12/2006	—	—	—	—	—	—	—	145,908		9.73	(3)	930,164
Masatsune Okajima	8/1/2006	—	—	—	—	—	—	—	10,000	(4)	11.30	(3)	74,000
	9/1/2006	—	—	—	—	—	—	—	15,000		22.60	(3)	82,500
	9/1/2006	—	—	—	—	—	—	—	25,000		34.10	(3)	115,000
	11/12/2006	—	—	—	—	—	—	—	125,064		9.73	(3)	797,283

(1)	See Note 5, “Founders Common Stock and Warrants,” in the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the Fiscal Year ended December 31, 2006 for the relevant assumptions related to the determination of these stock awards.
(2)	See Note 1, “Stock-Based Compensation,” in the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the Fiscal Year ended December 31, 2006 for the relevant assumptions used to determine the valuation of our option awards.
(3)	The exercise price of the stock option awards is either equal to or greater than the grant dates closing price, or the prior day’s closing price if the grant date fell over the weekend, as reported by the Hercules Market of the Osaka Securities Exchange, converted to U.S. dollars based on the respective dates exchange rate per www.Oanda.com.
(4)	This grant was issued to Mr. Okajima pursuant to a consulting agreement, prior to Mr. Okajima’s employment with us.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	Option Awards								Stock Awards	Market Value of Shares of Units of Stock that Have Note Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market Or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
	Number of Securities Underlying Unexercised Options Exercisable #		Number of Securities Underlying Unexercised Options Unexercisable #	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price $/ Sh.		Option Expiration Date		Number of Shares or Units of Stock that Have Not Vested (#)(1)
Yuichi Iwaki, M.D., Ph.D.	8,333		31,667	—	$11.60	(3)	1/4/2016	(5)	—	$—	—	$—
	1,000		—	—	13.40	(3)	5/11/2016	(6)	—	—	—	—
	11,250		8,750	—	11.50	(3)	7/9/2016	(5)	—	—	—	—
	13,896		319,607	—	9.73	(3)	11/12/2016	(5)	—	—	—	—
Shintaro Asako, CPA	10,000		—	—	13.80	(3)	12/12/2015	(8)	—	—	—	—
	3,750		11,250	—	23.40	(3)	12/12/2015	(5)	—	—	—	—
	6,250		18,750	—	33.10	(3)	12/12/2015	(5)	—	—	—	—
	3,125		11,875	—	11.60	(3)	1/4/2016	(5)	—	—	—	—
	5,211		119,853	—	9.73	(3)	11/12/2016	(5)	—	—	—	—
Richard E. Gammans, Ph.D.	9,667		6,333	—	10.00	(2)	6/14/2014	(7)	—	—	—	—
	20,000		—	—	13.80	(3)	12/12/2015	(8)	—	—	—	—
	7,500		22,500	—	23.40	(3)	12/12/2015	(5)	—	—	—	—
	12,500		37,500	—	33.10	(3)	12/12/2015	(5)	—	—	—	—
	8,333		31,667	—	11.60	(3)	1/4/2016	(5)	—	—	—	—
	6,948		159,804	—	9.73	(3)	11/12/2016	(5)	—	—	—	—
Kenneth W. Locke, Ph.D.	10,000		—	—	10.00	(2)	12/5/2010	(7)	—	—	—	—
	8,000		—	—	10.00	(2)	9/4/2012	(7)	—	—	—	—
	7,500		4,500	—	10.00	(2)	6/1/2014	(7)	—	—	—	—
	15,000		—	—	13.80	(3)	12/12/2015	(8)	—	—	—	—
	5,625		16,875	—	23.40	(3)	12/12/2015	(5)	—	—	—	—
	9,375		28,125	—	33.10	(3)	12/12/2015	(5)	—	—	—	—
	6,667		25,333	—	11.60	(3)	1/4/2016	(5)	—	—	—	—
	6,079		139,829	—	9.73	(3)	11/12/2016	(5)	—	—	—	—
Masatsune Okajima	6,667	(4)	3,333	—	11.30	(3)	8/1/2016	(9)	—	—	—	—
	1,250		13,750	—	22.60	(3)	9/1/2016	(5)	—	—	—	—
	2,083		22,917	—	34.10	(3)	9/1/2016	(5)	—	—	—	—
	5,211		119,853	—	9.73	(3)	11/12/2016	(5)	—	—	—	—

(1)	See Note 5, “Founders Common Stock and Warrants,” in the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the Fiscal Year ended December 31, 2006 for the relevant assumptions related to the determination of these stock awards.
(2)	See Note 1, “Stock-Based Compensation,” in the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the Fiscal Year ended December 31, 2006 for the relevant assumptions used to determine the valuation of our option awards.
(3)	The exercise price of the stock option awards is either equal to or greater than the closing price on the grant date, or the prior day’s closing price if the grant date fell over the weekend, as reported by the Hercules Market of the Osaka Securities Exchange, converted to U.S. dollars based on the respective dates exchange rate per www.Oanda.com.
(4)	This grant was issued to Mr. Okajima pursuant to a consulting agreement, prior to Mr. Okajima’s employment with us.
(5)	These grants vest in equal monthly installments over four years from the vesting commencement date, which was the date of grant.
(6)	This grant fully vests after six months from the vesting commencement date, which was the date of grant.
(7)	These grants vest 25% after the first year of service from grant date, with the remaining shares vesting in equal monthly installments over the subsequent 36 months of service.
(8)	These grants vested immediately upon date of grant.
(9)	This grant vests in equal monthly installments over six months for the vesting commencement date, which was the date of grant.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#) (1)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#) (2)	Value Realized on Vesting ($) (2)
Yuichi Iwaki, M.D., Ph.D.	—	$—	275,000	$275,000
Shintaro Asako, CPA	—	—	—	—
Richard E. Gammans, Ph.D.	—	—	—	—
Kenneth W. Locke, Ph.D.	—	—	—	—
Masatsune Okajima	—	—	—	—

(1)	There have been no option exercises by executive management since inception of the company.
(2)	Refer to Note 5, “Founders Common Stock and Warrants,” in the Notes to Consolidated Financial Statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2006. The value realized represents the amount paid to obtain the common stock and the shares acquired has been adjusted to reflect the reverse stock split. Refer to Note 1, “Stock Split,” in the Notes to Consolidated Financial Statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for the specifics on the reverse stock split.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Employment Agreement with Shintaro Asako, CPA

Upon termination for any reason, Mr. Asako shall be entitled to such severance payments as shall be provided for by the Company’s employment policies in effect at that time. Either party may terminate the agreement at any time upon three months’ notice. In lieu of three months’ notice, we may provide Mr. Asako with a lump sum payment of 50% of his annual base compensation, which as of December 31, 2006 was $225,000 (i.e., $112,500). Except as may be provided for in the Company’s general employment policies as of the time of termination of employment, Mr. Asako is entitled to no other compensation upon termination.

Employment Agreement with Richard E. Gammans, Ph.D.

Upon termination of his employment agreement, Dr. Gammans shall be entitled to such severance payments as shall be provided for by the Company’s employment policies in effect at that time. Either party may terminate the agreement at any time upon three months’ notice. In lieu of three months’ notice, we may provide Dr. Gammans with a lump sum payment of 75% of his annual base compensation, which as of December 31, 2006 was $280,000 (i.e., $210,000). Except as may be provided for in the Company’s general employment policies as of the time of termination of employment, Dr. Gammans is entitled to no other compensation upon termination.

Employment Agreement with Kenneth W. Locke, Ph.D.

Upon termination of his employment agreement, Dr. Locke shall be entitled to such severance payments as shall be provided for by the Company’s employment policies in effect at that time. Either party may terminate the agreement at any time upon three months’ notice. In lieu of three months’ notice, we may provide Dr. Locke with a lump sum payment of 50% of his annual base compensation, which as of December 31, 2006 was $245,000 (i.e., $122,500). Except as may be provided for in the Company’s general employment policies as of the time of termination of employment, Dr. Locke is entitled to no other compensation upon termination.

Employment Agreement with Masatsune Okajima

Mr. Okajima is an “at will” employee, but per Japanese law, the Company will provide at least 30 days’ prior dismissal notice or 30 days’ pay in lieu thereof or a combination of such notice and pay requirements. In the event of termination of Mr. Okajima’s at-will employment by the Company, but in the circumstance of a “not-for-cause” termination, we will provide Mr. Okajima six months of his annual base compensation, which as of December 31, 2006 was $220,000 (i.e., $110,000).

DIRECTOR COMPENSATION

Name (1)	Fees Paid in Cash ($)		Stock Awards ($)	Option Awards ($) (3), (4), (5)	Non-Equity Incentive Plan Compensation ($)	Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Alan Dunton, M.D.	$42,795	(2)	$ —	$224,300	$ —	$ —	$ —	$267,095
Jeff Himawan, Ph.D.	49,408	(2)	—	234,200	—	—	—	283,608
Arlene Morris	42,795	(2)	—	224,300	—	—	—	267,095
Hideki Nagao	30,000		—	288,400	—	—	—	318,400
John K.A. Prendergast, Ph.D.	40,000		—	288,400	—	—	—	328,400
Daniel Vapnek, Ph.D.	30,000		—	288,400	—	—	—	318,400

(1)	Dr. Yuichi Iwaki has been omitted from the table as he receives no compensation for serving on our Board.
(2)	Includes an initiation fee of $20,000 upon joining our Board and a pro-rated service fee for the quarter in which they joined.
(3)	Refer to Note 1, “Stock-Based Compensation,” in the Notes to Consolidated Financial Statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for the relevant assumptions used to determine the valuation of our awards.
(4)	The total grant date fair value of each stock awarded to our non-employee directors during 2006 is $2,359,200.
(5)	The following are the aggregate number of option awards outstanding that have been granted in 2006 to each of our non-employee directors as of December 31, 2006: Dr. Dunton: 31,000; Dr. Himawan: 31,000; Ms. Morris: 31,000; Mr. Nagao: 41,000; Dr. Prendergast: 41,000; Dr. Vapnek: 41,000.

The Company pays its non-employee board members the following fees related to their service on the Board, assuming that they attend at least 80% of the meetings of the Board or the committees on which they are members:

•	an initial fee of $20,000 upon first becoming a member of the Board; and

•	annual cash compensation paid quarterly in arrears of $40,000.

In addition, the Chairman of our Audit Committee is paid annual cash compensation of $20,000.

Our non-employee, non-consultant directors receive nondiscretionary, automatic grants of nonstatutory stock options. A non-employee director is granted automatically an initial option to purchase 10,000 shares upon first becoming a member of the Board. The initial option is fully vested at the time of grant. Immediately after each of our regularly scheduled annual meetings of stockholders, each non-employee director is granted automatically a nonstatutory option to purchase 10,000 shares of our Common Stock, provided the director has served on the Board for at least six months. Each annual option vests and becomes fully exercisable on the date which is six months after the date of the grant. The options granted to non-employee directors have a per share exercise price equal to 100% of the fair market value of the underlying shares on the date of grant and become fully vested if we are subject to a change of control.

In January 2006, each non-employee, non-consultant director was granted a one-time option to purchase 20,000 shares of our Common Stock at 100% of the fair market value of the underlying shares on the date of grant. These options were immediately vested as to 10,000 shares and the remaining 10,000 shares will vest quarterly over the subsequent four years.

We reimburse our directors for reasonable expenses incurred in connection with attendance at Board and committee meetings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of February 1, 2007 as to shares of Common Stock beneficially owned by: (i) each person who is known by us to own beneficially more than 5% of our Common Stock, (ii) each of our directors, (iii) each of our executive officers named under the “Summary Compensation Table,” and (iv) all of our directors and executive officers as a group. Ownership information is based upon information furnished by the respective individuals or entities, as the case may be. The percentage of Common Stock beneficially owned is based on 11,624,581 shares outstanding as of February 1, 2007. In addition, shares issuable pursuant to options and warrants which may be exercised within 60 days of February 1, 2007 are deemed to be issued and outstanding and have been treated as outstanding in calculating the percentage ownership of those individuals possessing such interest, but not for any other individual.

Name and Address of Beneficial Owner (1)	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
5% Stockholders:
Essex Woodland Health Ventures Fund VI, L.P. (2)	1,183,870	10.2%
Directors and Executive Officers:
Yuichi Iwaki, M.D., Ph.D. (3)	719,537	6.1%
Alan Dunton, M.D. (4)	2,875	*
Jeff Himawan, Ph.D. (5)	1,183,870	10.2%
Arlene Morris (4)	2,875	*
Hideki Nagao (4)	13,500	*
John K.A. Prendergast, Ph.D. (4)	15,500	*
Daniel Vapnek, Ph.D. (4)	15,500	*
Shintaro Asako, CPA (4)	38,131	*
Richard E. Gammans, Ph.D. (4)	83,230	*
Kenneth W. Locke, Ph.D. (4)	82,993	*
Masatsune Okajima (4)	26,256	*
All directors and executive officers as a group (9 persons)	2,184,267	18.9%

*	Amount represents less than 1% of the outstanding shares of the Company’s common stock.
(1)	Unless otherwise noted, the address of each beneficial owner listed in the table is c/o MediciNova, Inc., 4350 La Jolla Village Drive, Suite 950, San Diego, California 92122. Except as indicated by footnote, and subject to community property laws where applicable, the beneficial owner has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.
(2)	Reflects 1,170,370 shares owned by Essex Woodland Health Ventures Fund VI, L.P., and 13,500 shares subject to stock options exercisable within 60 days of February 1, 2007. The principal business address for Essex Woodlands Health Ventures Fund VI, L.P. is 435 Tasso Street, Suite 305, Palo Alto, California 94301. We have been advised by Essex Woodlands Health Ventures, general partner of Essex Woodlands Health Ventures Fund VI, L.P., that up to 12 persons who are partners of Essex Woodlands Health Ventures have voting and investment power over shares held by Essex Woodlands Health Ventures Fund VI, L.P. At least a majority of those voting is required for an investment decision, and, in practice, the decisions are almost always made pursuant to a unanimous vote.
(3)	Includes 300,000 shares held by Yuichi Iwaki, 367,828 shares subject to a warrant that currently is exercisable and 51,709 shares subject to stock options exercisable within 60 days of February 1, 2007.
(4)	Reflects shares subject to stock options exercisable within 60 days of February 1, 2007.
(5)	Reflects 1,170,370 shares owned by Essex Woodland Health Ventures Fund VI, L.P., of which Dr. Himawan serves as Managing Director and 13,500 shares subject to stock options exercisable within 60 days of February 1, 2007. Dr. Himawan has named Essex Woodlands Health Ventures as the designee to receive any options Dr. Himawan receives in his capacity as directors. Dr. Himawan disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

PROPOSAL TWO:

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Upon the recommendation of the Audit Committee, the Board has selected the firm of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007. Although stockholder ratification of the Company’s independent registered public accounting firm is not required by the Company’s bylaws or otherwise, the Company is submitting the selection of Ernst & Young to its stockholders for ratification to permit stockholders to participate in this important corporate decision. A representative of Ernst & Young is expected to be present at the Annual Meeting to respond to questions and will have the opportunity to make a statement if he or she desires to do so.

Principal Accountant Fees and Services

The following table presents fees for professional audit services paid by the Company for professional services rendered by Ernst & Young for the fiscal years ended December 31, 2006 and 2005.

	Fiscal Year Ended December 31,
	2006	2005
Audit Fees (1)	$265,655	$305,362
Tax Fees (2)	7,700	7,150

Total	$273,355	$312,512

(1)	Audit Fees were for professional services rendered for the audit of our financial statements and services normally provided by independent registered public accounting firms in connection with statutory and regulatory filings or engagements.
(2)	Tax Fees were for professional services for federal, state and international tax compliance.

Determination of Independence

The Audit Committee has determined that the fees received by Ernst & Young for the non-audit related services listed above are compatible with maintaining the independence of Ernst & Young.

Pre-Approval Policy and Procedures

It is the Company’s policy that all audit and non-audit services to be performed by the Company’s principal accountants be approved in advance by the Audit Committee. The Audit Committee will not approve the engagement of the independent registered public accounting firm to perform any service that such firm would be prohibited from providing under applicable securities laws or Nasdaq requirements. In assessing whether to approve use of the independent registered public accounting firm for permitted non-audit services, the Audit Committee tries to minimize relationships that could impair the objectivity of such firm. The Audit Committee will approve permitted non-audit services by the independent registered public accounting firm only when it will be more effective or economical to have such services provided by such firm. During the fiscal year ended December 31, 2006, all audit and non-audit services performed by the Company’s independent registered public accounting firm were approved in advance by the Audit Committee or the Board.

Required Vote

Ratification will require the affirmative vote of a majority of the shares present and voting at the Annual Meeting in person or by proxy. In the event ratification is not obtained, the Audit Committee will review its future selection of the Company’s independent registered public accounting firm but will not be required to select a different independent registered public accounting firm for the Company.

The Board recommends a vote “FOR” ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

The Audit Committee operates under a written charter adopted by the Board on September 28, 2004. A copy of the Audit Committee Charter is available at the Company’s web site at www.medicinova.com. The members of the Audit Committee are John K.A. Prendergast (Chairman), Alan Dunton, Hideki Nagao and Daniel Vapnek, each of whom meets the independence standards established by The Nasdaq Stock Market.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board and is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the Company’s financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible in its report for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

The Audit Committee has reviewed and discussed the Company’s audited financial statements contained in the 2006 Annual Report on Form 10-K with the Company’s management and its independent registered public accounting firm. The Audit Committee met privately with the independent registered public accounting firm and discussed issues deemed significant by such firm, including those matters required by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards). In addition, the Audit Committee has received the written disclosures from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with the Audit Committees) and discussed with such firm its independence from the Company.

Based upon the reviews and discussions outlined above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the SEC.

Audit Committee

John K.A. Prendergast (Chairman)

Alan Dunton

Hideki Nagao

Daniel Vapnek

PROPOSAL THREE:

PROPOSAL TO RATIFY THE ADOPTION OF A RIGHTS AGREEMENT

Introduction

At the Annual Meeting, the Company’s stockholders will be asked to ratify the Rights Agreement (the “Rights Agreement”) the Company entered into on November 24, 2006 with American Stock Transfer & Trust Company, as “Rights Agent.”

The Rights Agreement and its associated “Rights” (the major features of which are summarized below) generally provide that upon the acquisition of Common Stock by any person or group resulting in beneficial ownership of 20% or more of the Company’s outstanding Common Stock by such person or group, the holders of the Common Stock (other than such person or group) will have the right to acquire Common Stock at a favorable price. The result of such an event would be significant dilution of the holdings of the person or group that surpasses the 20% threshold.

The Rights Plan is designed to enable all of the Company’s stockholders to realize the full value of their investment, and to provide for fair and equal treatment for all stockholders, in the event that an unsolicited attempt is made to acquire control of the Company. Specifically, since persons wishing to acquire more than 20% of the Company’s outstanding Common Stock will likely seek to avoid the punitive effects of the Rights (as noted below), such persons can be expected to negotiate with the Board for a termination of, or an exemption from, the effects of the Rights Agreement. Such a requirement to negotiate with the Board provides it with the opportunity and flexibility to (i) determine whether any proposed transaction at issue is in the best interests of the Company’s stockholders, (ii) attempt to negotiate better terms for any such transaction which, if accepted, might result in a transaction determined to be in the best interests of the Company’s stockholders, (iii) reject any such transaction which is determined to be inadequate and (iv) consider alternative transactions and opportunities.

By its terms, the Rights Agreement’s continued effectiveness is contingent on ratification of the Rights Agreement by the Company’s stockholders at the Annual Meeting. That is, in the absence of ratification by the Company’s stockholders at the Annual Meeting, the effectiveness of the Rights Agreement will terminate at the end of the day on which the Annual Meeting takes place (i.e., Friday, March 30, 2007). The Board recommends that the Company’s stockholders vote to ratify the Rights Agreement.

This following summary of the Rights Agreement is qualified in its entirety by reference to the full text of the Rights Agreement, a copy of which has been filed with the SEC as an exhibit to the Company’s Registration Statement on Form 8-A dated November 29, 2006, and is available through the SEC’s website at www.sec.gov.

Summary of the Rights Agreement

On November 24, 2006, the Board declared a dividend distribution of one “Right” for each outstanding share of Common Stock to stockholders of record at the close of business on December 11, 2006 (for purposes of this Proposal Three, the “Record Date”). Except as set forth below, each Right, when exercisable, entitles the registered holder to purchase from the Company one one-thousandth of a share of a new series of preferred stock, designated as Series A Participating Preferred Stock (the “Preferred Stock”), at a price of Seventy-Seven Dollars ($77.00) per one one-thousandth of a share (the “Purchase Price”), subject to adjustment. The complete description and terms of the Rights are set forth in the Rights Agreement.

Initially, the Rights will attach to all Common Stock certificates representing shares then outstanding, and no separate Rights certificates will be distributed. The Rights will separate from the Common Stock and a “Distribution Date” will occur upon the earliest of the following: (i) a public announcement that a person, entity or group of affiliated or associated persons or entities (an “Acquiring Person”) has acquired, or obtained the right to acquire, beneficial ownership of twenty percent (20%) or more of the outstanding shares of Common Stock

(other than (A) as a result of repurchases of stock by the Company or certain inadvertent actions by institutional or certain other stockholders, (B) the Company, any subsidiary of the Company or any employee benefit plan of the Company or any subsidiary, and (C) certain other instances set forth in the Rights Agreement); or (ii) ten (10) business days (unless such date is extended by the Board) following the commencement of a tender offer or exchange offer which would result in any person, entity or group of affiliated or associated persons or entities becoming an Acquiring Person (unless such tender offer or exchange offer is a Permitted Offer (defined below)).

Until the Distribution Date (or earlier redemption or expiration of the Rights, if applicable), (i) the Rights will be evidenced by certificates for Common Stock and will be transferred only with such Common Stock certificates, (ii) new Common Stock certificates issued after the Record Date upon transfers or new issuances of the Common Stock will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for outstanding Common Stock will also constitute the transfer of the Rights associated with such Common Stock. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Rights Certificates”) will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date, and the separate Rights Certificates alone will evidence the Rights.

The Rights are not exercisable unless and until a Distribution Date occurs. The Rights will expire on the earliest of (i) consummation of a merger transaction with a person, entity or group who (x) acquired Common Stock pursuant to a Permitted Offer and (y) is offering in the merger the same price per share and form of consideration paid in the Permitted Offer, (ii) redemption or exchange of the Rights by the Company as described below or (iii) November 23, 2016; provided, however, that, if a Distribution Date has not occurred prior thereto, the Rights will expire on the earliest to occur of the following: (a) the date of the Annual Meeting in the event that the Rights Agreement is not ratified by the Company’s stockholders at or prior to such meeting; or (b) the date of any Company annual stockholders’ meeting following the Annual Meeting in the event that at least three successive such meetings shall have occurred at any time following the Annual Meeting without the Rights Agreement being ratified at least once by the Company’s stockholders, as well as the Board, during the three-year period represented by such meetings (inclusive in such three-year period, for this purpose, of the date on which the third such meeting takes place).

The number of Rights associated with each share of Common Stock shall be proportionately adjusted in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Stock. The Purchase Price payable, and the number of one one-thousandths of a share of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights, options or warrants to subscribe for Preferred Stock, certain convertible securities or securities having the same or more favorable rights, privileges and preferences as the Preferred Stock at less than the current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends out of earnings or retained earnings) or of subscription rights, options or warrants (other than those referred to above). With certain exceptions, no adjustments in the Purchase Price will be required until cumulative adjustments require an adjustment of at least one percent (1%) in such Purchase Price.

In the event that, after the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such, the Company is involved in a merger or other business combination transaction (whether or not the Company is the surviving corporation) or fifty percent (50%) or more of the Company’s assets or earning power are sold (in one transaction or a series of transactions), proper provision shall be made so that each holder of a Right (other than an Acquiring Person) shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price, that number of shares of common stock of either the Company, in the event that it is the surviving corporation of a merger or consolidation, or the acquiring company

(or, in the event there is more than one acquiring company, the acquiring company receiving the greatest portion of the assets or earning power transferred) which at the time of such transaction would have a market value of two (2) times the Purchase Price (such right being called the “Merger Right”). In the event that a person, entity or group becomes an Acquiring Person (unless pursuant to a tender offer or exchange offer for all outstanding shares of Common Stock at a price and on terms determined prior to the date of the first acceptance of payment for any of such shares by at least a majority of the members of the Board who are not officers of the Company and are not Acquiring Persons (or affiliated or associated persons or entities thereof) to be fair to, and in the best interests of, the Company and its stockholders (a “Permitted Offer”)), then proper provision shall be made so that each holder of a Right will, for a sixty (60) day period (subject to extension under certain circumstances) thereafter, have the right to receive upon exercise that number of shares of Common Stock (or, at the election of the Company, which election may be obligatory if sufficient authorized shares of Common Stock are not available, a combination of Common Stock, property, other securities (e.g., Preferred Stock) or cash (including by way of a reduction in the Purchase Price)) having a market value of two (2) times the Purchase Price (such right being called the “Subscription Right”). The holder of a Right will continue to have the Merger Right whether or not such holder exercises the Subscription Right. Notwithstanding the foregoing, upon the occurrence of any of the events giving rise to the exercisability of the Merger Right or the Subscription Right, any Rights that are or were at any time after the Distribution Date owned by an Acquiring Person (or affiliated or associated persons or entities thereof) shall immediately become null and void.

At any time prior to the earlier to occur of (i) a person, entity or group becoming an Acquiring Person or (ii) the expiration of the Rights, the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the “Redemption Price”), which redemption shall be effective upon the action of the Board. Additionally, the Company may, following a person, entity or group becoming an Acquiring Person, redeem the then outstanding Rights in whole, but not in part, at the Redemption Price (i) if such redemption is incidental to a merger or other business combination transaction or series of transactions involving the Company but not involving an Acquiring Person (or certain related persons or entities) or (ii) following an event giving rise to, and the expiration of the exercise period for, the Subscription Right if and for as long as the Acquiring Person triggering the Subscription Right beneficially owns securities representing less than twenty percent (20%) of the outstanding shares of Common Stock and at the time of redemption there are no other Acquiring Persons. The redemption of Rights described in the preceding sentence shall be effective only as of such time when the Subscription Right is not exercisable.

In the event the Company receives a “Qualified Offer” (meaning a tender offer which, among other things, (a) is an all-cash offer for all outstanding shares of Common Stock at a price per share which is at least the higher of (x) $48.50 or (y) an amount equal to twenty-five percent (25%) higher than the higher of (1) the average closing price for shares over the period of thirty (30) trading days immediately preceding commencement of the offer or (2) the average closing price for shares over the period of five (5) trading days immediately preceding commencement of the offer, (b) includes a firm financing commitment which, when added to the offeror’s cash, will be sufficient, (c) has a non-waivable condition that the offeror must own, after consummating the offer, at least fifty percent (50%) of the shares of Common Stock then outstanding (other than shares already held by such offeror and its affiliates or associates or any director or officer of the Company), (d) stays open for at least sixty (60) business days (extended for any increase in price) and (e) commits the offeror to buy all other shares of Common Stock at the same price paid pursuant to the offer), and, following a ninety (90) day period thereafter during which the Company does not redeem the Rights, the Company receives a request from holders (other than the offeror and its affiliates or associates or any officer or director of the Company) of at least ten percent (10%) of the outstanding shares of Common Stock for the calling of a special stockholders’ meeting in order to consider whether to require the Company to redeem the outstanding Rights (or take similar action to nullify the Rights), then a special meeting will be held within sixty (60) days after receipt of such a request. If, at such meeting, holders of more than fifty percent (50%) of the outstanding shares of Common Stock (other than shares of the offeror or its affiliates or associates or any officer or director of the Company) vote for redemption of the Rights, then the Company will thereafter redeem the Rights (or take similar action) as promptly as practicable. If such a meeting is not held on or prior to the sixtieth (60th) day after a qualifying request is received (which period shall be extended if the Company is exercising reasonable efforts to hold such a meeting and has been prevented by circumstances reasonably beyond its control), the Company shall promptly thereafter redeem the Rights (or take similar action). However, the Company is not required to hold such a meeting unless the Qualified Offer at issue has an expiration date which is at least ten (10) business days after such meeting, and any obligations of the Company to hold such a meeting or to redeem the Rights in connection therewith are void in the event any person, entity or group becomes an Acquiring Person. In any event, upon the effective date of any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Subject to applicable law, the Board, at its option, may, at any time after a person, group or entity becomes an Acquiring Person (but not after the acquisition by such Acquiring Person of fifty percent (50%) or more of the outstanding shares of Common Stock), exchange all or part of the then outstanding and exercisable Rights (except for Rights which have become void) for shares of Common Stock at a rate of one share of Common Stock per Right (subject to adjustment) or, alternatively, for substitute consideration consisting of cash, securities of the Company or other assets (or any combination thereof).

The Preferred Stock purchasable upon exercise of the Rights will be nonredeemable and junior to any other series of preferred stock the Company may issue (unless otherwise provided in the terms of such stock). Each share of Preferred Stock will have a preferential quarterly dividend in an amount equal to 1,000 times the dividend declared on each share of Common Stock, but in no event less than $25.00. In the event of liquidation, the holders of shares of Preferred Stock will receive a preferred liquidation payment equal, per share, to the greater of $1,000.00 or 1,000 times the payment made per share of Common Stock. Each share of Preferred Stock will have 1,000 votes, voting together with the shares of Common Stock. In the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged, each share of Preferred Stock will be entitled to receive 1,000 times the amount and type of consideration received per share of Common Stock. The rights of the Preferred Stock as to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary antidilution provisions. Fractional shares of Preferred Stock will be issuable; however, the Company may elect to (i) distribute depositary receipts in lieu of such fractional shares and (ii) make an adjustment in cash, in lieu of fractional shares other than fractions that are multiples of one one-thousandth of a share, based on the market price of the Preferred Stock prior to the date of exercise.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights should not be taxable to stockholders or to the Company, holders of Rights may, depending upon the circumstances, recognize taxable income in the event (i) that the Rights become exercisable for (x) Common Stock or Preferred Stock (or other consideration) or (y) common stock of an acquiring company in the instance of the Merger Right as set forth above or (ii) of any redemption or exchange of the Rights as set forth above.

The Company and the Rights Agent retain broad authority to amend the Rights Agreement; however, following any Distribution Date any amendment may not adversely affect the interests of holders of Rights.

Other Anti-Takeover Provisions

In addition to the Rights Agreement, the Company’s restated Certificate of Incorporation and amended and restated Bylaws contain provisions that may delay or prevent a change in control, discourage bids at a premium over the market price of Common Stock or adversely affect the market price of Common Stock and the voting and other rights of the Company’s stockholders. These provisions may also make it difficult for the Company’s stockholders to remove and replace the Board and the Company’s management. These provisions:

•	establish that members of the Board may be removed only for cause upon the affirmative vote of stockholders owning at least a majority of the Company’s capital stock;

•

authorize the issuance of “blank check” preferred stock that could be issued by the Board in a discriminatory fashion designed to increase the number of outstanding shares and prevent or delay a takeover attempt;

•	limit the persons who may call a special meeting of the Company’s stockholders;

•	establish advance notice requirements for nominations for election to the Board or for proposing matters that can be acted upon at stockholder meetings;

•	prohibit the Company’s stockholders from making certain changes to the Company’s restated Certificate of Incorporation or amended and restated Bylaws except with 66 2/3% stockholder approval; and

•	provide for a classified Board with staggered terms.

The Company also may be subject to provisions of the Delaware corporation law that, in general, prohibit any business combination with a beneficial owner of 15% or more of the Common Stock for three years following such owner’s acquisition of such interest unless such acquisition was approved in advance by the Board.

Certain Effects

Because the Rights Agreement may increase the price required to be paid by a potential acquirer in order to obtain control of the Company and thus discourage certain transactions, the continuing effectiveness of the Rights Agreement may reduce the likelihood of a takeover proposal being made for the Common Stock (which could, by itself, adversely affect the market price for the Common Stock). Discouraged or defeated takeover proposals may include those which the Company’s stockholders would wish to receive or otherwise believe to be in their best interests.

In adopting the Rights Agreement, the Board considered the provisions of the Company’s restated Certificate of Incorporation and amended and restated Bylaws noted above as well as the potential disadvantages associated with a Rights Agreement. However, the Board believes that the Rights Agreement will not prevent potential acquirers from making offers or otherwise prevent all takeovers, mergers or similar transactions. In addition, the Rights Agreement does not interfere with the Board’s continuing duty to consider in good faith any proposal to acquire control of the Company. Instead, as noted above, the Rights Agreement (and certain provisions of the Company’s restated Certificate of Incorporation and amended and restated Bylaws noted above) are intended to provide the Board with the opportunity and flexibility to (i) determine whether a proposed transaction is in the best interests of the Company’s stockholders, (ii) attempt to negotiate better terms which, if accepted, might result in a transaction determined to be in the best interests of the Company’s stockholders, (iii) reject a proposed transaction which is determined to be inadequate and (iv) consider alternative transactions and opportunities.

Required Vote

Ratification of the Rights Agreement will require the affirmative vote of a majority of the shares present and voting at the Annual Meeting in person or by proxy.

The Board recommends a vote “FOR” ratification of the Rights Agreement.

PROPOSAL FOUR:

APPROVAL OF THE MEDICINOVA, INC. 2007 EMPLOYEE STOCK PURCHASE PLAN

Introduction

At the Annual Meeting, stockholders will be asked to approve the MediciNova, Inc. 2007 Employee Stock Purchase Plan (the “Stock Purchase Plan”), The Stock Purchase Plan offers any employee of the Company or its present or future subsidiary designated by the Board or the Compensation Committee as a “Participating Company,” whose customary employment is for more than five months per calendar year and for more than twenty hours per week (the “Eligible Employees”) the opportunity to acquire a stock ownership interest in the Company through periodic payroll deductions applied towards the purchase of shares of Common Stock at a discount from the then-current market price. As of March 1, 2007 we had 29 Eligible Employees. On March 1, 2007 the closing price of our Common Stock on the Nasdaq Global Market was $12.00 per share.

The following is a summary of the principal features of the Stock Purchase Plan. This summary is qualified in all respects by reference to the full text of the Stock Purchase Plan, which is attached hereto as Appendix A.

Summary of the Stock Purchase Plan

The Stock Purchase Plan provides that a maximum of 300,000 shares of Common Stock may be offered, subject to adjustment. Management presently anticipates that all shares purchased pursuant to the Stock Purchase Plan will be drawn from the Company’s Common Stock held in Treasury until all Treasury shares have been used for such purpose. Shares of Common Stock are offered under the Stock Purchase Plan through a series of consecutive offering periods, each with a maximum duration of six months (each, an “Offering Period”). Offering periods commence each April 1 and October 1. Purchases occur on the last day of each Offering Period.

Any individual who, on the day preceding the first day of an Offering Period qualifies as an Eligible Employee may participate in the Offering Period. The price at which the employee may purchase the Common Stock is the lower of: (i) 85% of the “Fair Market Value” (determined as the closing market price of the Common Stock as reported by Nasdaq if the Common Stock is traded on the Nasdaq Stock Market) on the last trading day in the Offering Period; or (ii) 85% of the Fair Market Value on the first trading day in the Offering Period (the “Offering Price”). An employee may elect to have up to 15% of his or her compensation withheld for the purpose of purchasing Common Stock under the Stock Purchase Plan. As of the last day of each Offering Period, each participant is deemed to have elected to purchase (i) that whole number of shares determined by dividing the amount of the participant’s compensation withheld during the Offering Period by 85% of the Offering Price, or (ii) a lesser amount if certain limitations provided in the Stock Purchase Plan are triggered.

All Eligible Employees will be offered the opportunity to enroll prior to the initial Offering Period under the Stock Purchase Plan. Once enrolled in the Stock Purchase Plan, unless the participant elects to withdraw from the Stock Purchase Plan prior to the end of an Offering Period or discontinues payroll deductions to the Stock Purchase Plan, each participant who continues to be employed as an employee by the Company as of the end of an Offering Period is deemed to have exercised the option and purchased on such date the number of shares as may be purchased with the amount of his or her payroll deductions at the Offering Price, or a lesser amount if certain limitations provided in the Stock Purchase Plan are triggered. If employees subscribe to purchase more than the number of shares of Common Stock available during any offering, the number of shares to which each participant is entitled shall be determined by multiplying the number of shares available for issuance by a fraction, the numerator of which is the number of shares that such participant has elected to purchase and the denominator of which is the number of shares that all participants have elected to purchase.

The Board may at any time amend, suspend or terminate the Stock Purchase Plan. Except in connection with certain reorganizations or recapitalizations of the Company, any increase in the aggregate number of shares of Common Stock issuable under the Stock Purchase Plan is subject to approval by a vote of the stockholders of the Company.

The Stock Purchase Plan is administered by the Compensation Committee of the Board, which is authorized to make rules and regulations regarding the administration and interpretation of the Stock Purchase Plan. All costs and expenses incurred in the Stock Purchase Plan’s administration are paid by the Company.

Federal Income Tax Consequences

The Stock Purchase Plan is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), which provides that the employee does not have to pay federal income tax with respect to shares purchased under the Stock Purchase Plan until he or she sells the shares.

If the employee has owned the shares for more than one year and sells or otherwise disposes of them at least two years after the day the offering commenced, the employee will recognize ordinary income the year of sale or disposition equal to the lesser of (i) fifteen percent (15%) of the market price of the shares on the date the offering commenced over the price paid or (ii) the difference between the amount realized on the disposition over the price paid. Any additional gain upon the sale or disposition will be taxed as a long-term capital gain. The Company will not be entitled to an income tax deduction with respect to such sale or disposition.

If an employee sells or otherwise disposes of the shares before he or she has owned them for more than one year or before the expiration of a two-year period commencing on the day the offering commenced, that employee will recognize ordinary income in the year of sale or disposition equal to the amount of the difference between the purchase price and the Fair Market Value of the shares on the date of purchase, and the Company will receive an income tax deduction for the same amount for the taxable year in which such disposition occurs. Any additional gain or loss recognized on the sale or disposition of the stock will be short-term or long-term capital gain or loss, depending on how long the employee owned the stock. Shares purchased under the Stock Purchase Plan will not be subject to resale until they have been held for at least 90 days.

New Plan Benefits

Participation in the Stock Purchase Plan is entirely within the discretion of the Eligible Employees of the Company. As a result, the Company cannot forecast the extent of future participation. Therefore, the Company has omitted tabular disclosure of the benefits or amounts allocated under the Stock Purchase Plan.

Required Vote

Approval of the Stock Purchase Plan requires the affirmative vote of a majority of the shares present and voting at the Annual Meeting in person or by proxy.

The Board recommends a vote “FOR” approval of the MediciNova, Inc. 2007 Employee Stock Purchase Plan.

PROPOSAL FIVE:

APPROVAL OF AMENDMENT TO THE MEDICINOVA, INC. AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN

Introduction

The Board believes that the continued growth and profitability of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in the market by attracting and retaining key personnel. The Company’s Amended and Restated 2004 Stock Incentive Plan (the “2004 Plan”) was intended to serve as the successor program to our 2000 General Stock Incentive Plan. The 2004 Plan was adopted by our Board in November 2004 and approved by our stockholders on December 21, 2004, and became effective upon the completion of our IPO. An aggregate of 2,030,000 shares of Common Stock were initially authorized for issuance under the 2004 Plan (as adjusted to reflect our reverse stock split that took effect in October 2006). The number of shares reserved for issuance under the 2004 Plan will be increased on the first day of each of the Company’s fiscal years from 2006 through 2014. As of January 1, 2007, there were 2,230,000 shares authorized for issuance under the 2004 Plan and 286,209 shares were available for future grants under the 2004 Plan. Accordingly, on February 20, 2007, the Board adopted, subject to stockholder approval, an amendment to the Stock Incentive Plan that increased the number of shares of Common Stock available for issuance under the Stock Incentive Plan by 300,000 to a new total of 2,530,000 shares. As of March 1, 2007 we had 29 employees, 6 outside directors and 2 consultants. On March 1, 2007 the closing price of our Common Stock on the Nasdaq Global Market was $12.00 per share.

The major features of the 2004 Plan are summarized below, a copy of which has been filed with the SEC as an exhibit to the Company’s Amendment to Registration Statement on Form S-1/A dated November 24, 2004, and is available through the SEC’s website at www.sec.gov.

Description of the 2004 Plan

The 2004 Plan provides for the grant of restricted share awards, options, stock units and stock appreciation rights, any of which may or may not require the satisfaction of performance objectives, with respect to shares of our Common Stock to directors, officers, employees and consultants of the Company and our subsidiaries. The 2004 Plan is administered by the Compensation Committee of the Board (the “Committee”), which has complete discretion to select the participants and to establish the terms and conditions of each award, subject to the provisions of the 2004 Plan. Options granted under the 2004 Plan may be “incentive stock options” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code) or nonqualified options. As of December 31, 2006, all of our employees had been granted options under the 2004 Plan.

The Board believes that the granting of equity compensation awards is necessary to attract the highest quality personnel as well as to reward and thereby retain existing key personnel. Moreover, the attraction and retention of such personnel is essential to our continued progress, which ultimately is in the interests of our stockholders.

Stock Subject to the 2004 Plan

Subject to stockholder approval, a new total of 2,530,000 shares of common stock will be reserved for issuance under the amended 2004 Plan. This amount is adjusted pursuant to an annual increase on the first day of each fiscal year during the term of the 2004 Plan, with the first such increase occurring on January 1, 2006, in each case in an amount equal to the lesser of (i) 100,000 shares, (ii) 3% of the outstanding shares on the last day of the immediately preceding year, or (iii) an amount determined by the Board. If any award granted under the 2004 Plan is forfeited or expires for any reason, then the shares subject to that award will once again be available for additional awards. If stock units are settled, then only the number of shares actually issued in settlement of such stock units shall reduce the number of shares available and the balance shall again become available for awards under the 2004 Plan. If stock appreciation rights are exercised, then only the number of shares actually issued in settlement of such stock appreciation rights shall reduce the number available and the balance shall again become available for awards under the 2004 Plan.

Because option grants under the 2004 Plan are subject to the discretion of the Committee, awards under the 2004 Plan for the current year are indeterminable. Future option exercise prices under the 2004 Plan are also indeterminable because they will be based upon the fair market value of the Common Stock on the date of grant. The groups which received options to purchase shares of Common Stock as of the end of the last fiscal year are summarized in the Summary Compensation Table in the “Executive Compensation” section of this proxy statement.

Eligibility

Only employees are eligible for the grant of incentive stock options, and only employees, consultants and outside directors are eligible for the grant of restricted shares, stock units, nonstatutory options or stock appreciation rights.

Stock Options and Stock Appreciation Rights

A stock option is the right to purchase a certain number of shares of stock, at a certain exercise price, in the future. A stock appreciation right is the right to receive the net of the market price of a share of stock and the exercise price of the right, either in cash or in stock, in the future.

The exercise price of incentive stock options may not be less than 100% of the fair market value of the Common Stock as of the date of grant (110% of the fair market value if the grant is to an employee who owns more than 10% of the total combined voting power of all classes of our capital stock). The Code currently limits to $100,000 the aggregate value of common stock for which incentive stock options may first become exercisable in any calendar year under the 2004 Plan or any other option plan adopted by the Company. Nonstatutory stock options may be granted under the 2004 Plan at an exercise price of not less than 85% of the fair market value of the Common Stock on the date of grant. Nonstatutory stock options also may be granted without regard to any restriction on the amount of Common Stock to which the option may first become exercisable in any calendar year.

Subject to the limitations contained in the 2004 Plan, options granted under the 2004 Plan will become exercisable at such times and in such installments as the Committee shall provide in the terms of each individual stock option agreement. The Committee must also provide in the terms of each stock option agreement when the option expires and becomes unexercisable. Any options that were not exercisable on the date of termination of employment immediately terminate at that time. Any options that are exercisable on the date of termination will remain exercisable only in accordance with the option agreement. Options granted under the 2004 Plan may not be exercised more than 10 years after the date of grant (five years after the date of grant if the grant is an incentive stock option to an employee who owns more than 10% of the total combined voting power of all classes of our capital stock).

Non-Employee Director Options

Each outside director who first joins the Board on or after the effective date of the 2004 Plan receives a nonstatutory option to purchase 1,000 shares on the date of his or her election to the Board. Each such option shall be fully vested on the date of grant.

On the first business day following the conclusion of each regular annual meeting of the Company’s stockholders, commencing with the annual meeting occurring after the adoption of the 2004 Plan, each outside director who was not elected to the Board for the first time at such meeting and who will continue serving as a member of the Board thereafter receives an option to purchase 1,000 shares, provided that such outside director has served on the Board for at least six months. Such options fully vest and become exercisable six months from the date of the grant.

Restricted Share Awards and Stock Units

Restricted stock is a share award that may be conditioned upon continued employment or the achievement of performance objectives. The terms of any restricted share award under the 2004 Plan will be set forth in a restricted stock agreement to be entered into between the Company and each grantee. The Committee will determine the terms and conditions of any restricted stock agreements, which need not be identical. Shares may be awarded under the 2004 Plan in consideration of services rendered prior to the award, without a cash payment by the grantee.

Under the 2004 Plan, the Committee may also grant stock units that give recipients the right to acquire a specified number of shares of stock, or the equivalent value in cash, at a future date upon the attainment of certain conditions established by the Committee. No cash consideration is required of the recipient. Recipients of stock units do not have voting or dividend rights, but may be credited with dividend equivalent compensation.

Administration

The Committee, which currently consists of four independent directors, will administer the 2004 Plan. The Committee will select employees who receive awards, determine the number of shares covered thereby, and, subject to the terms and limitations expressly set forth in the 2004 Plan, establish the terms, conditions and other provisions of the awards. The Committee may interpret the 2004 Plan and establish, amend and rescind any rules relating to the 2004 Plan. The Committee may delegate to a secondary committee of directors the ability to grant awards and take certain other actions with respect to participants who are not executive officers, and may delegate certain administrative or ministerial functions under the 2004 Plan to an officer or officers.

Amendment to or Termination of the 2004 Plan

The Board of Directors may at any time amend, alter, suspend or terminate the 2004 Plan. No amendment, alteration, suspension or termination of the Plan will impair the rights of any party, unless mutually agreed otherwise between the party and the Committee. Termination of the 2004 Plan will not affect the Committee’s ability to exercise the powers granted to it under the 2004 Plan with respect to awards granted under the 2004 Plan prior to the date of such termination. The 2004 Plan is effective for 10 years, unless sooner terminated.

Adjustments

In the event of a stock dividend, recapitalization, stock split, combination of shares, extraordinary dividend of cash or assets, reorganization, or exchange of Common Stock or any similar event affecting our Common Stock, the Committee shall adjust the number and kind of shares available for grant under the 2004 Plan, and subject to the various limitations set forth in the 2004 Plan, the number and kind of shares subject to outstanding awards under the 2004 Plan, and the exercise or settlement price of outstanding stock options and of other awards.

The impact of a merger or other reorganization of the Company on outstanding stock options, stock appreciation rights, restricted share awards and stock units granted under the 2004 Plan shall be specified in the agreement relating to the merger or reorganization, subject to the limitations and restrictions set forth in the 2004 Plan. Such agreement shall provide for the continuation of outstanding awards if we are the surviving corporation, assumption of outstanding awards by the surviving corporation, substitution by the surviving corporation of its own awards for outstanding awards under the 2004 Plan, accelerated vesting and accelerated expiration of outstanding awards, or settlement of outstanding awards in cash.

Certain Federal Income Tax Consequences

Incentive stock options granted under the 2004 Plan will be afforded favorable federal income tax treatment under the Code. If an option is treated as an incentive stock option, the optionee will recognize no income upon grant or exercise of the option unless the alternative minimum tax rules apply. Upon an optionee’s sale of the shares (assuming that the sale occurs more than two years after grant of the option and more than one year after exercise of the option), any gain will be taxed to the optionee as long-term capital gain. If the optionee disposes of the shares prior to the expiration of either of the above holding periods, then the optionee will recognize ordinary income in an amount generally measured as the difference between the exercise price and the lower of the fair market value of the shares at the exercise date or the sale price of the shares. Any gain recognized on such a premature sale of the shares in excess of the amount treated as ordinary income will be characterized as capital gain.

All other options granted under the 2004 Plan will be nonstatutory stock options and will not qualify for any special tax benefits to the optionee. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory stock option. However, upon exercise of the nonstatutory stock option, the optionee will recognize ordinary income for federal income tax purposes in an amount generally measured as the excess of the then fair market value of each share over its exercise price. Upon an optionee’s resale of such shares, any difference between the sale price and the fair market value of such shares on the date of exercise will be treated as capital gain or loss and will generally qualify for long term capital gain or loss treatment if the shares have been held for more than one year. The Code provides for reduced tax rates for long term capital gains based on the taxpayer’s income and the length of the taxpayer’s holding period.

The recipient of a restricted share award will generally recognize ordinary compensation income when such shares are no longer subject to a substantial risk of forfeiture, based on the excess of the value of the shares at that time over the price, if any, paid for such shares. However, if the recipient makes a timely election under the Code to be subject to tax upon the receipt of the shares, the recipient will recognize ordinary compensation income at that time equal to the fair market value of the shares over the price paid, if any, and no further ordinary compensation income will be recognized when the shares vest.

In the case of an exercise of a stock appreciation right or an award of stock units, the recipient will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery.

The Company is generally entitled to a deduction for federal income tax purposes equal to the amount of ordinary compensation income recognized by the recipient of an award at the time such income is recognized.

The foregoing does not purport to be a complete summary of the federal income tax considerations that may be relevant to holders of options or restricted shares, or to the Company. It also does not reflect provisions of the income tax laws of any municipality, state or foreign country in which an optionee may reside, nor does it reflect the tax consequences of an optionee’s death.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of December 31, 2006 with respect to the shares of our Common Stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Stockholders (1)	1,943,791	$13.00	186,209
Equity Compensation Plans Not Approved by Stockholders (2)	95,000	10.00	—
Warrants (3)	777,076	1.58	—

Total	2,815,867	9.74	186,209

(1)	Consists solely of the 2004 Stock Incentive Plan, effective as of February 4, 2005. Awards under the Plan shall not exceed 2,030,000 shares, plus an annual increase on the first day of each fiscal year, with the first increase occurring on January 1, 2006, in an amount equal to the lesser of (i) 100,000 shares, (ii) 3% of the outstanding shares on the last day of the immediately preceeding year, or (iii) an amount determined by the Board.
(2)	Consists solely of the 2000 General Stock Incentive Plan which was terminated upon the completion of our IPO on February 4, 2005 and the remaining 45,000 shares available for future grant under this plan were cancelled.
(3)	Consists of warrants not approved by stockholders issued to founders and BioVen Advisory, Inc.

Required Vote

Approval of the amendment to the 2004 Plan requires the affirmative vote of a majority of the shares present and voting at the Annual Meeting in person or by proxy.

The Board recommends a vote “FOR” approval of the Amendment to the MediciNova, Inc. 2004 Stock Incentive Plan.

OTHER MATTERS

The Company knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934, our directors, executive officers and beneficial holders of more than 10% of our Common Stock are required to report their initial ownership of our Common Stock and any subsequent change in that ownership to the SEC. Specific due dates for these reports have been established, and we are required to identify those persons who failed to timely file these reports. To our knowledge, based solely on a review of such reports furnished to us and written representations that no other reports were required during the fiscal year ended December 31, 2006, all Section 16(a) filing requirements applicable to our officers, directors and 10% stockholders were satisfied, except for the following: Mr. Masatsune filed one late Form 4 reporting two transactions relating to stock option grants, Dr. Himawan filed one late Form 4 reporting three transactions relating to stock option grants, Dr. Dunton filed one late Form 4 reporting two transactions relating to stock option grants, Ms. Morris filed one late Form 4 reporting two transactions relating to stock option grants and Dr. Prendergast filed one late Form 4 reporting two transactions relating to stock option grants. In most cases the delay in filing was attributable to delay in obtaining an EDGAR code for purposes of making the filing upon first becoming a director or officer.

STOCKHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING

Any stockholder of the Company may propose business to be brought before the Company’s 2008 Annual Meeting of stockholders. A stockholder proposal not included in the Company’s proxy statement for the 2008 Annual Meeting of Stockholders will be ineligible for presentation at the meeting unless the stockholder gives timely notice in writing of the stockholder’s intent to propose such business and otherwise complies with the provisions of the Company’s bylaws. To be timely, the bylaws provide that the Company must have received the stockholder’s notice by that date in 2008 which is not earlier than 90 days nor more than 120 days in advance of the date this Proxy Statement was released to stockholders in connection with the Annual Meeting. However, if the date of the 2008 annual meeting of stockholders is changed by more than 30 days from the date contemplated at the time of this Proxy Statement, the Company’s Secretary must receive the stockholder’s notice not later than the close of business on the later of (i) the 90 day prior to such annual meeting and (ii) the 7 days following the day on which public announcement of the date of such meeting is first made.

PAYMENT OF COSTS

The expense of printing and mailing proxy materials and the solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by proxy solicitors, directors, officers and other employees of the Company by personal interview, telephone, e-mail or facsimile. No additional compensation will be paid to directors, officers or employees of the Company for such solicitation. We have hired Sumitomo Trust & Banking Co. and American Stock Transfer & Trust Company to act as our proxy agents for the Annual Meeting. The Company will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of our Common Stock.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Proxy Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Proxy Statement and annual report, please notify your broker, and direct a written request to the Company at 4350 La Jolla Village Drive, Suite 950, San Diego, California 92122, or contact the Company via telephone number (858) 373-1500. The Company will provide a separate copy of this Proxy Statement and the annual report to any stockholder at a shared address to which a single copy of the documents was delivered. Stockholders who currently receive multiple copies of the proxy statement and/or annual report at their address and would like to request “householding” of their communications should contact their broker.

Whether or not you intend to be present at the Annual Meeting, we urge you to return your signed proxy promptly.

By order of the Board

Yuichi Iwaki, M.D., Ph.D.
Chairman and CEO

March 14, 2007

The Company’s 2006 Annual Report on Form 10-K is available without charge upon request. Any such request should be addressed to the Company at 4350 La Jolla Village Drive, Suite 950, San Diego, California 92122. The request must include a representation by the stockholder that as of February 20, 2007, the stockholder was entitled to vote at the Annual Meeting.

APPENDIX A

MEDICINOVA, INC.

2007 EMPLOYEE STOCK PURCHASE PLAN

(Adopted by the Board on February 20, 2007)

MEDICINOVA, INC.

2007 EMPLOYEE STOCK PURCHASE PLAN

-i-

MEDICINOVA, INC.

2007 EMPLOYEE STOCK PURCHASE PLAN

-ii-

MediciNova, Inc.

2007 EMPLOYEE STOCK PURCHASE PLAN

SECTION 1 Purpose Of The Plan.

The Plan was adopted by the Board on February 20, 2007. The purpose of the Plan is to provide Eligible Employees with an opportunity to increase their proprietary interest in the success of the Company by purchasing Stock from the Company on favorable terms and to pay for such purchases through payroll deductions. The Plan is intended to qualify under section 423 of the Code.

SECTION 2 Definitions.

(a) “Board” means the Board of Directors of the Company, as constituted from time to time.

(b) “Code” means the Internal Revenue Code of 1986, as amended.

(c) “Committee” means a the Compensation Committee of the Board, as described in Section 3.

(d) “Company” means MediciNova, Inc., a Delaware corporation.

(e) “Compensation” means (i) the compensation paid in cash to a Participant by a Participating Company, including salaries, wages, incentive compensation, bonuses, overtime pay and shift premiums, plus (ii) any pre-tax contributions made by the Participant under section 401(k) or 125 of the Code. “Compensation” shall exclude all non-cash items, commissions, moving or relocation allowances, cost-of-living equalization payments, car allowances, tuition reimbursements, imputed income attributable to cars or life insurance, severance pay, fringe benefits, contributions or benefits received under employee benefit plans, income attributable to the exercise of stock options, and similar items. The Committee shall determine whether a particular item is included in Compensation.

(f) “Corporate Reorganization” means:

(i) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization in which the Company’s stockholders immediately prior thereto own less than 50% of the voting securities of the Company (or its successor or parent) immediately thereafter; or

(ii) The sale, transfer or other disposition of all or substantially all of the Company’s assets or the complete liquidation or dissolution of the Company.

(g) “Eligible Employee” means any employee of a Participating Company whose customary employment is for more than five months per calendar year and for more than 20 hours per week.

The foregoing notwithstanding, an individual shall not be considered an Eligible Employee if his or her participation in the Plan is prohibited by the law of any country which has jurisdiction over him or her or if he or she is subject to a collective bargaining agreement that does not provide for participation in the Plan.

(h) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(i) “Fair Market Value” means the market price of Stock, determined by the Committee as follows:

(i) If Stock was traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date;

MEDICINOVA, INC.

2007 EMPLOYEE STOCK PURCHASE PLAN

(ii) If Stock was traded on The Nasdaq Stock Market on the date in question, then the Fair Market Value shall be equal to the last-transaction price quoted for such date by The Nasdaq Stock Market;

(iii) If both of the foregoing provisions are applicable, then the Fair Market Value shall be determined in accordance with (ii) above; and

(iv) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in the Wall Street Journal or as reported directly to the Company by a stock exchange or Nasdaq. Such determination shall be conclusive and binding on all persons.

(j) “Offering Period” means an approximately six-month period with respect to which the right to purchase Stock may be granted under the Plan, as determined pursuant to Section 4(a), or such other period as the Committee may determine in its sole discretion.

(k) “Participant” means an Eligible Employee who elects to participate in the Plan, as provided in Section 4(b).

(l) “Participating Company” means (i) the Company and (ii) each present or future Subsidiary designated by the Board or the Committee as a Participating Company.

(m) “Plan” means this MediciNova, Inc. 2007 Employee Stock Purchase Plan, as it may be amended from time to time.

(n) “Plan Account” means the account established for each Participant pursuant to Section 8(a).

(o) “Purchase Price” means the price at which Participants may purchase Stock under the Plan, as determined pursuant to Section 8(b).

(p) “Stock” means the Common Stock of the Company.

(q) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

SECTION 3 Administration Of The Plan.

(a) Committee Composition. The Plan shall be administered by the Committee. The Committee shall consist exclusively of one or more directors of the Company, who shall be appointed by the Board.

(b) Committee Responsibilities. The Committee shall interpret the Plan and make all other policy decisions relating to the operation of the Plan. The Committee may adopt such rules, guidelines and forms as it deems appropriate to implement the Plan. The Committee’s determinations under the Plan shall be final and binding on all persons.

MEDICINOVA, INC.

2007 EMPLOYEE STOCK PURCHASE PLAN

SECTION 4 Enrollment And Participation.

(a) Offering Periods. While the Plan is in effect, two Offering Periods shall commence in each calendar year. The Offering Periods shall consist of six-month periods, unless otherwise determined by the Committee, commencing on April 1 and October 1 of each year, unless otherwise determined by the Committee. The first Offering Period shall commence on April 1, 2007 and will end on September 30, 2007.

(b) Enrollment. Any individual who, on the day preceding the first day of an Offering Period, qualifies as an Eligible Employee may elect to become a Participant in the Plan for such Offering Period by executing the enrollment form prescribed for this purpose by the Committee. The enrollment form shall be filed with the Company at the prescribed location not later than 15 days prior to the commencement of such Offering Period, or in accordance with such other procedures prescribed by the Committee.

(c) Duration of Participation. Once enrolled in the Plan, a Participant shall continue to participate in the Plan until he or she ceases to be an Eligible Employee, withdraws from the Plan under Section 6(a) or reaches the end of the Offering Period in which his or her employee contributions were discontinued under Section 5(d) or Section 9(b). A Participant who discontinued employee contributions under Section 5(d) or withdrew from the Plan under Section 6(a) may again become a Participant, if he or she then is an Eligible Employee, by following the procedure described in Subsection (b) above. When a Participant reaches the end of an Offering Period but his or her participation is to continue, then such Participant shall automatically be re-enrolled for the Offering Period that commences immediately after the end of the prior Offering Period. In addition, a Participant whose employee contributions were discontinued automatically under Section 9(b) shall automatically resume participation at the beginning of the earliest Offering Period ending in the next calendar year, if he or she then is an Eligible Employee.

SECTION 5 Employee Contributions.

(a) Frequency of Payroll Deductions. A Participant may purchase shares of Stock under the Plan solely by means of payroll deductions. Payroll deductions, as designated by the Participant pursuant to Subsection (b) below, shall occur on each payday during participation in the Plan.

(b) Amount of Payroll Deductions. An Eligible Employee shall designate on the enrollment form the portion of his or her Compensation that he or she elects to have withheld for the purchase of Stock. Such portion shall be a whole percentage of the Eligible Employee’s Compensation, but not less than 1% nor more than 15%.

(c) Changing Withholding Rate. If a Participant wishes to change the rate of payroll withholding, he or she may do so by filing a new enrollment form with the Company at the prescribed location at any time. The new withholding rate shall be effective as soon as reasonably practicable after such form has been received by the Company. The new withholding rate shall be a whole percentage of the Eligible Employee’s Compensation, but not less than 1% nor more than 15%.

(d) Discontinuing Payroll Deductions. If a Participant wishes to discontinue employee contributions entirely, he or she may do so by filing a new enrollment form with the Company at the prescribed location at any time. Payroll withholding shall cease as soon as reasonably practicable after such form has been received by the Company. In addition, employee contributions may be discontinued automatically pursuant to Section 9(b). A Participant who has discontinued employee contributions may resume such contributions by filing a new enrollment form with the Company at the prescribed location pursuant to Section 4(b). Payroll withholding shall resume only at the commencement of an Offering Period.

(e) Limit on Number of Elections. The Committee may limit the number of elections that a Participant may make under Subsection (c) above during any Offering Period.

MEDICINOVA, INC.

2007 EMPLOYEE STOCK PURCHASE PLAN

SECTION 6 Withdrawal From The Plan.

(a) Withdrawal. A Participant may elect to withdraw from the Plan by filing the prescribed form with the Company at the prescribed location at any time before the last day of an Offering Period. As soon as reasonably practicable thereafter, payroll deductions shall cease and the entire amount credited to the Participant’s Plan Account shall be refunded to him or her in cash, without interest. No partial withdrawals shall be permitted.

(b) Re-enrollment After Withdrawal. A former Participant who has withdrawn from the Plan shall not be a Participant until he or she re-enrolls in the Plan under Section 4(b). Re-enrollment may be effective only at the commencement of an Offering Period.

SECTION 7 Change In Employment Status.

(a) Termination of Employment. Termination of employment as an Eligible Employee for any reason, including death, shall be treated as an automatic withdrawal from the Plan under Section 6(a). A transfer from one Participating Company to another shall not be treated as a termination of employment.

(b) Leave of Absence. For purposes of the Plan, employment shall not be deemed to terminate when the Participant goes on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing. Employment, however, shall be deemed to terminate 90 days after the Participant goes on a leave, unless a contract or statute guarantees his or her right to return to work. Employment shall be deemed to terminate in any event when the approved leave ends, unless the Participant immediately returns to work.

(c) Death. In the event of the Participant’s death, the amount credited to his or her Plan Account shall be paid to a beneficiary designated by him or her for this purpose on the prescribed form or, if none, to the Participant’s estate. Such form shall be valid only if it was filed with the Company at the prescribed location before the Participant’s death.

SECTION 8 Plan Accounts And Purchase Of Shares.

(a) Plan Accounts. The Company shall maintain a Plan Account on its books in the name of each Participant. Whenever an amount is deducted from the Participant’s Compensation under the Plan, such amount shall be credited to the Participant’s Plan Account. Amounts credited to Plan Accounts shall not be trust funds and may be commingled with the Company’s general assets and applied to general corporate purposes. No interest shall be credited to Plan Accounts.

(b) Purchase Price. The Purchase Price for each share of Stock purchased at the close of an Offering Period shall be the lower of:

(i) 85% of the Fair Market Value of such share on the last trading day in such Offering Period; or

(ii) 85% of the Fair Market Value of such share on the first trading day of the applicable Offering Period.

(c) Number of Shares Purchased. As of the last day of each Offering Period, each Participant shall be deemed to have elected to purchase the number of shares of Stock calculated in accordance with this Subsection (c), unless the Participant has previously elected to withdraw from the Plan in accordance with Section 6(a). The amount then in the Participant’s Plan Account shall be divided by the Purchase Price, and the number of shares that results shall be purchased from the Company with the funds in the Participant’s Plan Account. The foregoing notwithstanding, no Participant shall purchase more than 5,000 shares of Stock with respect to any Offering Period nor more than the amounts of Stock set forth in Section 9(b) and Section 14(a).

MEDICINOVA, INC.

2007 EMPLOYEE STOCK PURCHASE PLAN

Any fractional share, as calculated under this Subsection (c), shall be rounded down to the next lower whole share. For each Offering Period, the Committee shall have the authority to establish additional limits on the number of shares purchasable by each Participant or by all Participants in the aggregate.

(d) Available Shares Insufficient. In the event that the aggregate number of shares that all Participants elect to purchase during an Offering Period exceeds the maximum number of shares remaining available for issuance under Section 14(a), then the number of shares to which each Participant is entitled shall be determined by multiplying the number of shares available for issuance by a fraction, the numerator of which is the number of shares that such Participant has elected to purchase and the denominator of which is the number of shares that all Participants have elected to purchase.

(e) Issuance of Stock. Certificates representing the shares of Stock purchased by a Participant under the Plan shall be issued to him or her as soon as reasonably practicable after the close of the applicable Offering Period, except that the Committee may determine that such shares shall be held for each Participant’s benefit by a broker designated by the Committee (unless the Participant has elected that certificates be issued to him or her). Shares may be registered in the name of the Participant or jointly in the name of the Participant and his or her spouse as joint tenants with right of survivorship or as community property.

(f) Unused Cash Balances. An amount remaining in the Participant’s Plan Account that represents the Purchase Price for any fractional share shall be carried over in the Participant’s Plan Account to the next Offering Period or, if the Participant’s participation is not to continue, refunded to the Participant in cash, without interest. Any amount remaining in the Participant’s Plan Account that represents the Purchase Price for whole shares that could not be purchased by reason of Subsection (c) above, Section 9(b) or Section 14(a) shall be refunded to the Participant in cash, without interest.

(g) Stockholder Approval. Any other provision of the Plan notwithstanding, no shares of Stock shall be purchased under the Plan unless and until the Company’s stockholders have approved the adoption of the Plan.

SECTION 9 Limitations On Stock Ownership.

(a) Five Percent Limit. Any other provision of the Plan notwithstanding, no Participant shall be granted a right to purchase Stock under the Plan if such Participant, immediately after his or her election to purchase such Stock, would own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any parent or Subsidiary of the Company. For purposes of this Subsection (a), the following rules shall apply:

(i) Ownership of stock shall be determined after applying the attribution rules of section 424(d) of the Code;

(ii) Each Participant shall be deemed to own any stock that he or she has a right or option to purchase under this or any other plan; and

(iii) Each Participant shall be deemed to have the right to purchase up to the maximum number of shares of Stock that may be purchased by a Participant under this Plan under the individual limit specified in Section 8(c) with respect to each Offering Period.

(b) Dollar Limit. Any other provision of the Plan notwithstanding, no Participant shall purchase Stock with a Fair Market Value in excess of the following limit:

(i) In the case of Stock purchased during an Offering Period that commenced in the current calendar year, the limit shall be equal to (A) $25,000 minus (B) the Fair Market Value of the Stock that the

MEDICINOVA, INC.

2007 EMPLOYEE STOCK PURCHASE PLAN

Participant previously purchased in the current calendar year (under this Plan and all other employee stock purchase plans of the Company or any parent or Subsidiary of the Company).

(ii) In the case of Stock purchased during an Offering Period that commenced in the immediately preceding calendar year, the limit shall be equal to (A) $50,000 minus (B) the Fair Market Value of the Stock that the Participant previously purchased (under this Plan and all other employee stock purchase plans of the Company or any parent or Subsidiary of the Company) in the current calendar year and in the immediately preceding calendar year.

For purposes of this Subsection (b), the Fair Market Value of Stock shall be determined in each case as of the beginning of the Offering Period in which such Stock is purchased. Employee stock purchase plans not described in section 423 of the Code shall be disregarded. If a Participant is precluded by this Subsection (b) from purchasing additional Stock under the Plan, then his or her employee contributions shall automatically be discontinued and shall resume at the beginning of the earliest Offering Period ending in the next calendar year (if he or she then is an Eligible Employee).

(c) Restriction on Resale. No Stock purchased pursuant to the Plan may be resold within 90 days of purchase pursuant to the Plan.

SECTION 10 Rights Not Transferable.

The rights of any Participant under the Plan, or any Participant’s interest in any Stock or moneys to which he or she may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or in any other manner other than by beneficiary designation or the laws of descent and distribution. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than by beneficiary designation or the laws of descent and distribution, then such act shall be treated as an election by the Participant to withdraw from the Plan under Section 6(a).

SECTION 11 No Rights As An Employee.

Nothing in the Plan or in any right granted under the Plan shall confer upon the Participant any right to continue in the employ of a Participating Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Participating Companies or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her employment at any time and for any reason, with or without cause.

SECTION 12 No Rights As A Stockholder.

A Participant shall have no rights as a stockholder with respect to any shares of Stock that he or she may have a right to purchase under the Plan until such shares have been purchased on the last day of the applicable Offering Period.

SECTION 13 Securities Law Requirements.

Shares of Stock shall not be issued under the Plan unless the issuance and delivery of such shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded.

MEDICINOVA, INC.

2007 EMPLOYEE STOCK PURCHASE PLAN

SECTION 14 Stock Offered Under The Plan.

(a) Authorized Shares. The maximum aggregate number of shares of Stock available for purchase under the Plan is 300,000 shares, plus an annual increase to be added on the first day of each fiscal year during the term of the Plan, beginning January 1, 2008, in an amount equal to the lesser of (i) 15,000 shares, (ii) 1% of the outstanding shares of stock on the last day of the immediately preceding fiscal year, or (iii) an amount determined by the Board. The aggregate number of shares available for purchase under the Plan shall at all times be subject to adjustment pursuant to Section 14.

(b) Antidilution Adjustments. The aggregate number of shares of Stock offered under the Plan, the individual Participant share limitation described in Section 8(c) and the price of shares that any Participant has elected to purchase shall be adjusted proportionately by the Committee for any increase or decrease in the number of outstanding shares of Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend, any other increase or decrease in such shares effected without receipt or payment of consideration by the Company, the distribution of the shares of a Subsidiary to the Company’s stockholders or a similar event.

(c) Reorganizations. Any other provision of the Plan notwithstanding, immediately prior to the effective time of a Corporate Reorganization, the Offering Period then in progress shall terminate and shares shall be purchased pursuant to Section 8, unless the Plan is assumed by the surviving corporation or its parent corporation pursuant to the plan of merger or consolidation. The Plan shall in no event be construed to restrict in any way the Company’s right to undertake a dissolution, liquidation, merger, consolidation or other reorganization.

SECTION 15 Amendment Or Discontinuance.

The Board shall have the right to amend, suspend or terminate the Plan, and to refund amounts credited to Participants’ Plan Accounts, without the purchase of shares, at any time and without notice. Unless earlier terminated by the Board, the Plan shall terminate on March 31, 2017. Except as provided in Section 14, any increase in the aggregate number of shares of Stock to be issued under the Plan shall be subject to approval by a vote of the stockholders of the Company. In addition, any other amendment of the Plan shall be subject to approval by a vote of the stockholders of the Company to the extent required by an applicable law or regulation.

SECTION 16 Execution.

To record the adoption of the Plan by the Board, the Company has caused its authorized officer to execute the same.

MEDICINOVA, INC.

By	/s/ YUICHI IWAKI, M.D., Ph.D.
Name	Yuichi Iwaki, M.D., Ph.D.
Title	Chief Executive Officer

MEDICINOVA, INC.

2007 EMPLOYEE STOCK PURCHASE PLAN

P R O X Y

MEDICINOVA, INC.

Annual Meeting of Stockholders, Friday, March 30, 2007

This Proxy is Solicited on Behalf of the Board of Directors of

MEDICINOVA, INC.

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held on Friday, March 30, 2007 and the Proxy Statement and appoints Yuichi Iwaki the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of MEDICINOVA, INC. (the “Company”) which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the 2007 Annual Meeting of Stockholders of the Company to be held at The Northern Trust Tower, 4370 La Jolla Village Drive, Suite 210, San Diego, California 92122 on Friday, March 30, 2007, at 9:00 a.m. Pacific Daylight Time (the “Annual Meeting”), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on this proxy card. If no direction is provided, this Proxy will be voted as recommended by the Board of Directors. The Proxy is also authorized to vote upon all other matters as may properly come before the Annual Meeting, or any adjournment thereof, utilizing his own discretion as set forth in the Notice of Annual Meeting and Proxy Statement. We cannot assure that your shares will be voted unless you sign, date and return this Proxy so that it is received by March 28, 2007.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE

SIDE

The Board of Directors recommends a vote IN FAVOR OF the director nominees listed below and a vote IN FAVOR OF each of the listed proposals. This Proxy, when properly executed, will be voted as specified below. If no specification is made, this Proxy will be voted IN FAVOR OF the election of the directors listed below and IN FAVOR OF proposals Two, Three, Four and Five.

1.	To elect two Class III directors to serve until the 2010 Annual Meeting of Stockholders or until their successors are duly elected and qualified or until their earlier resignation or removal.

Nominees:	01 Arlene Morris 02 John K.A. Prendergast	☐	FOR the nominees	☐	WITHHOLD AUTHORITY to vote for the nominees	☐	EXCEPTIONS

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space above.

2. To ratify the appointment of Ernst & Young LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2007.	☐	FOR	☐	AGAINST	☐	ABSTAIN

3. To ratify the adoption of a Rights Agreement implementing a stockholder rights plan.	☐	FOR	☐	AGAINST	☐	ABSTAIN

4. To approve the adoption of an Employee Stock Purchase Plan.	☐	FOR	☐	AGAINST	☐	ABSTAIN

5. To approve an amendment to the Company’s 2004 Stock Incentive Plan to increase the authorized number of shares of common stock of the Company that may be granted pursuant to the plan.	☐	FOR	☐	AGAINST	☐	ABSTAIN

    In accordance with the discretion of the proxy holders, the proxy holders are authorized to vote upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting.

Please sign your name.

(Authorized Signature(s))

(Please Print Name of Stockholder(s))

Date:

Please Detach Here

You Must Detach This Portion of the Proxy Card

Ú    Before Returning it in the Enclosed Envelope    Ú